                                                                    Exhibit 99.1

[Exhibit 99.1 Form of Prospectus Supplement. This form of Prospectus Supplement is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b) promulgated thereunder.]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________)



                    ACC AUTOMOBILE RECEIVABLES TRUST ____-__


                  $_________ ____% Asset Backed Notes, Class A

                   $_________ ____% Asset Backed Certificates



ACC Automobile Receivables Trust ____-__,      ACC Consumer Finance Corporation,
  as Issuer                                          as Seller and Servicer

         The Asset Backed Notes (the "Notes") will be issued pursuant to an Indenture dated as of __________, between ACC Auto Receivables Trust ____-__ (the "Issuer") and ______________________, ____________________ ("__________"),
as trustee (the "Indenture Trustee") and as collateral agent (the "Collateral Agent"). The Notes will be issued in two classes, a senior class (the "Class A Notes") and a subordinate class (the "Class B Notes" and together with the Class A Notes, the "Notes"). The Class B Notes are not being offered hereby. The Issuer will also issue $_________ Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities").

         The assets of the Issuer which will be pledged to the Collateral Agent for the benefit of Noteholders will initially include a pool of non-prime retail installment sales contracts (the "Receivables") secured by new and used automobiles and light trucks, all monies paid or payable thereunder after the Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, and the right to receive certain insurance proceeds and certain other property. The Receivables were purchased by ACC Consumer Finance Corporation ("ACC" or the "Servicer") from motor vehicle dealers and may have been sold by ACC pursuant to warehouse financing arrangements and repurchased. In connection with the issuance of the Securities by the Issuer, the Issuer will purchase the Receivables from ACC. The aggregate principal balance of the pool of Receivables to be transferred on the Closing Date (the "Initial Receivables") is expected to be $____________.

         Additional non-prime retail installment sale contracts are intended to be purchased by the Issuer from ACC from time to time on or before _________, from funds on deposit in a pre-funding account to be established with the Indenture Trustee (the "Pre-Funding Account"). Approximately $___________ of such additional contracts may be acquired by the Issuer.

         Principal and interest will be distributed to the holders of the Securities (the "Securityholders") on the 17th day of each month (or, if such day is a Saturday, Sunday, legal holiday or other day on which commercial banks or trust companies in the States of ____________, ______________ or _____________ or any other location of any successor Servicer, successor Indenture Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding day (such day, a "Business Day")), beginning ____________. The "Final Scheduled Distribution Date" is ____________.

         Full and complete payment of the Scheduled Payments (as defined herein) on the Class A Notes only on each Distribution Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by

                                   [________]

         Capitalized terms used herein are defined terms having specific meanings. An "Index of Defined Terms" is set forth at page S-___ hereto, which indicates the page on which such defined terms are defined.

         THE RIGHTS OF THE HOLDERS OF THE CERTIFICATES WILL BE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE NOTES, AS SET FORTH HEREIN UNDER "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT -- DISTRIBUTIONS."

SEE "RISK FACTORS" AT PAGE S-__ HEREIN AND AT PAGE __ IN THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE NOTES OFFERED HEREBY.

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================================================
                                     PRICE TO PUBLIC(1)   UNDERWRITING DISCOUNT(2)   PROCEEDS TO THE TRUST(1)
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
Per Class A Note..................      ________%               ____%                     ________%
------------------------------------------------------------------------------------------------------------------
Per Certificate...................
------------------------------------------------------------------------------------------------------------------
Total.............................      $_________          $_______                  $_________
==================================================================================================================

(1) Plus accrued interest, if any, at the applicable rate, from _________.

(2) ACC has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".

The Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

It is expected that the Notes and the Certificates will be offered globally and delivered in book-entry form on or about March 31, 1997 through the facilities of The Depository Trust Company ("DTC"), CEDEL S.A. ("Cedel") and the Euroclear System ("Euroclear") against payment in immediately available funds.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT AFFECT THE PRICE OF THE NOTES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE TRANSACTIONS, SEE "UNDERWRITING."

                           ---------------------------

         The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Notes offered hereby, prospective investors should carefully consider the information contained in this Prospectus Supplement and the Prospectus.

         There currently is no secondary market for the Notes. The Underwriter intends to make a market in the Notes but has no obligation to do so. There is no assurance that one will develop or, if one does develop, that it will continue until the Notes are paid in full.

         UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

                  The Company has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Notes offered pursuant to the Prospectus dated ______________ and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                         REPORTS TO THE SECURITYHOLDERS

                  So long as the Notes are in book-entry form, monthly and annual reports concerning the Notes and the Trust will be sent by the Indenture Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Notes pursuant to the Sale and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Book-Entry Registration" and " -- Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the registered holder which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Seller has determined that the financial statements of no entity other than the Insurer are material to the offering made hereby. The Trust will be formed to own the Receivables, and to issue the Securities. The Trust will have no assets or obligations prior to issuance of the Securities and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                  Until 90 days from the date of this Prospectus Supplement, dealers effecting transactions in the Notes whether or not participating in this distribution, may be required to deliver a prospectus and a prospectus supplement. This is in addition to the obligation of dealers to deliver a prospectus and a prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of ____________ and Subsidiaries included in, or as exhibits to, the Annual Report on Form 10-K for the year ended __________ which have been filed with the Commission by ___________, are hereby incorporated by reference in the Registration Statement (as defined in the Prospectus) of which this Prospectus and Prospectus Supplement form a part.

         The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report of _________ filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

         The Company will provide, without charge, to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be sent to ACC Consumer Finance Corporation, attention: _______________. All financial statements of the Insurer included in documents filed by __________ pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Index of Terms in the Prospectus for the definitions of certain capitalized terms.


ISSUER..............................    ACC Automobile Receivables Trust ____,
                                          a Delaware business trust (the
                                          "Issuer") wholly owned by ACC Funding
                                          Corp. ("ACC Funding") (which will own
                                          a ___% interest in the Issuer) and
                                          ACC Receivables Corp. ("ACC
                                          Receivables") (which will own a ___%
                                          interest in the Issuer). Each of ACC
                                          Receivables and ACC Funding is a
                                          special purpose, bankruptcy-remote
                                          subsidiary of ACC.


OWNER TRUSTEE.......................    _______________________,
                                          _______________ banking corporation,
                                          not in its individual capacity but
                                          solely as trustee under the Trust
                                          Agreement, dated as of ________, with
                                          ACC, ACC Funding and ACC Receivables
                                          (the "Owner Trustee").


SELLER AND SERVICER ................    ACC Consumer Finance Corporation, a
                                          Delaware corporation, ("ACC," and,
                                          under the Sale, Servicing and
                                          Collateral Management Agreement in
                                          its capacity as Servicer, the
                                          "Servicer" and in its capacity as
                                          Seller, the "Seller"). The Servicer
                                          will be obligated, pursuant to the
                                          Sale, Servicing and Collateral
                                          Management Agreement, subject to the
                                          limitations set forth therein, to
                                          service the Receivables and to
                                          repurchase certain of the Receivables
                                          if it breaches certain of its
                                          servicing obligations under the Sale,
                                          Servicing and Collateral Management
                                          Agreement or certain other covenants
                                          with respect to the Servicer, in each
                                          case only in a manner that materially
                                          and adversely affects such
                                          Receivables, the interests of the
                                          Issuer, the Noteholders or the
                                          Insurer. See "The Seller and Servicer
                                          in the Prospectus."


                                        The Seller will be obligated,
                                          pursuant to the Sale, Servicing and
                                          Collateral Management Agreement,
                                          dated as of __________, among the
                                          Seller, the Issuer, the Servicer, the
                                          Backup Servicer and the Trust
                                          Collateral Agent (the "Sale,
                                          Servicing and Collateral Management
                                          Agreement"), subject to the
                                          limitations set forth therein, to
                                          purchase certain of the Receivables
                                          under certain circumstances if any
                                          representations and warranties made
                                          therein by the Seller with respect to
                                          the Receivables are incorrect in a
                                          manner that materially and adversely
                                          affects such Receivables, the
                                          interests of the Issuer, the
                                          Noteholders or the Insurer.

INITIAL CUTOFF DATE ..............      The close of business on __________ or
                                          with respect to each Initial
                                          Receivable originated after such
                                          date, the date of origination of such
                                          Receivable.


CLOSING DATE .....................      _________.


INDENTURE TRUSTEE, BACKUP SERVICER
AND TRUST COLLATERAL AGENT........      ______________________,
                                          ____________________ (in its capacity
                                          as Indenture Trustee under the
                                          Indenture, the "Indenture Trustee",
                                          in its capacity as Collateral Agent
                                          under the Sale, Servicing and
                                          Collateral Management Agreement, the
                                          "Trust Collateral Agent", and in its
                                          capacity as Backup Servicer under the
                                          Servicing and Collateral Management
                                          Agreement, the "Backup Servicer").


DESCRIPTION OF THE
NOTES ............................      The Notes will be issued pursuant to an
                                          Indenture, dated as of _________,
                                          between the Issuer, the Indenture
                                          Trustee and the Trust Collateral
                                          Agent (the "Indenture"). The Notes
                                          will be issued in fully registered
                                          form in minimum denominations of
                                          $1,000 and integral multiples of
                                          $1,000 in excess thereof.


                                        The Notes will be issued in two
                                          classes, a senior class (the "Class A
                                          Notes") and a subordinate class (the
                                          "Class B Notes").


                                        The Original Principal Balance of each
                                          class will be as follows:

                                            Class A Notes: $_________
                                            Class B Notes: $_________


                                        The Class A Notes will be represented
                                          by global securities registered in
                                          the name of Cede & Co. ("Cede"), as
                                          nominee of The Depository Trust
                                          Company ("DTC"). Class A Noteholders
                                          will not be entitled to receive
                                          definitive securities representing
                                          such holders' interest except in
                                          certain circumstances described in
                                          the Sale, Servicing and Collateral
                                          Management Agreement. Transfers
                                          within DTC will be in accordance with
                                          the usual rules and operating
                                          procedures of the relevant system.
                                          The rights of the owners of the
                                          beneficial interests in the Class A
                                          Notes may only be exercised through
                                          DTC and its participating
                                          organizations, except as otherwise
                                          specified herein. See "Description of
                                          the Notes--Book-Entry Registration."

                                        The Class B Notes are not being offered
                                          hereby.


DESCRIPTION OF THE
INDENTURE ........................      The payment priorities set forth in the
                                          Indenture require (i) except to the
                                          extent of funds available in the
                                          Class B Reserve Fund (as defined
                                          below), that no payments of interest
                                          will be
                                           paid to the Class B Noteholders on
                                           any Distribution Date unless the full
                                           amount of interest and principal then
                                           due to the Class A Noteholders has
                                           been paid, as well as certain
                                           reimbursements due to the Insurer,
                                           and (ii) except to the extent of
                                           funds available in the Class B
                                           Reserve Fund (as defined below), that
                                           no payments of principal will be paid
                                           to the Class B Noteholders on any
                                           Distribution Date unless the full
                                           amount of interest and principal then
                                           due to the Class A Noteholders, the
                                           full amount of interest then due to
                                           the Class B Noteholders, as well as
                                           certain reimbursements due to the
                                           Insurer, and funding of certain
                                           reserve accounts established for the
                                           benefit of the Insurer, have been
                                           paid in full. Consequently, the Class
                                           B Noteholders will receive no
                                           distributions of principal from
                                           sources other than the Class B
                                           Reserve Fund until these provisions
                                           have been satisfied (during which
                                           period some of or all the
                                           distributions of principal to which
                                           the Class B Noteholders would
                                           otherwise be entitled will be
                                           deposited to such reserve accounts)
                                           and may thereafter experience
                                           temporary suspensions of payments of
                                           principal.

CLASS A NOTE INTEREST
   RATE.................................   The Class A Notes will bear interest
                                             at a rate of ____% per annum,
                                             calculated on the basis of a
                                             360-day year consisting of twelve
                                             30-day months, using the applicable
                                             Note Interest Rate (the "Class A
                                             Note Interest Rate"), as set forth
                                             on the cover page hereof.

DESCRIPTION OF THE
CERTIFICATES............................  [_____%] Auto Receivables Backed
                                            Certificates (the "Certificates")
                                            in the aggregate principal amount
                                            of $____________ will be offered.
                                            The Issuer will purchase the
                                            remaining $__________ principal
                                            amount of the Certificates. The
                                            Certificates will be available for
                                            purchase in denominations of
                                            $100,000 and integral multiples of
                                            $100,000 in excess thereof.


                                          The Certificates will be issued in
                                            fully registered, certificated form
                                            ("Definitive Certificates") to
                                            Certificateholders or their
                                            nominees.] The Certificates will be
                                            issued pursuant to a Trust
                                            Agreement to be dated as of
                                            ___________, 199_ (the "Trust
                                            Agreement") between the Issuer and
                                            the Owner Trustee, acting under not
                                            in its individual capacity but
                                            solely as trustee of the Trust.
                                            Purchasers of Certificates and
                                            their assignees must represent that
                                            they are United States persons.

TRUST PROPERTY........................   The property of the Issuer (the "Trust
                                           Estate") will include certain
                                           non-prime retail installment sale
                                           contracts (the "Initial Receivables")
                                           secured by new or used automobiles,
                                           light duty trucks, vans and mini-vans
                                           (the "Initial Financed Vehicles"),
                                           all monies paid or payable thereunder
                                           after the Initial Cutoff Date,
                                           security interests in the Initial
                                           Financed Vehicles securing the
                                           Initial Receivables, certain bank
                                           accounts and the proceeds thereof,
                                           any proceeds from claims on certain
                                           insurance policies, certain rights
                                           under the Sale, Servicing and
                                           Collateral Management Agreement and
                                           all proceeds of the foregoing.

                                         On or before _________, the Issuer may
                                           acquire from time to time (each such
                                           date a "Subsequent Transfer Date")
                                           from ACC, using the money on deposit
                                           in a pre-funding account to be
                                           established with the Indenture
                                           Trustee (the "Pre-Funding Account"),
                                           approximately $_________ (the
                                           "Original Pre- Funded Amount") of
                                           additional non-prime retail
                                           installment sale contracts (the
                                           "Subsequent Receivables" and together
                                           with the Initial Receivables, the
                                           "Receivables") secured by new or used
                                           automobiles, light duty trucks, vans
                                           and mini- vans (the "Subsequent
                                           Financed Vehicles" and together with
                                           the Initial Financed Vehicles, the
                                           "Financed Vehicles"), together with
                                           all monies paid or payable under such
                                           Subsequent Receivables after the
                                           related subsequent cutoff date (each
                                           a "Subsequent Cutoff Date" and
                                           together with the Initial Cutoff
                                           Date, each a "Cutoff Date")
                                           established pursuant to the related
                                           subsequent transfer agreement (each a
                                           "Subsequent Transfer Agreement") to
                                           be entered into at the time of such
                                           subsequent transfer of Receivables to
                                           the Issuer among the Seller, the
                                           Servicer, the Trust Collateral Agent
                                           and the Indenture Trustee, security
                                           interests in the Financed Vehicles
                                           securing the Receivables and all
                                           proceeds of the foregoing. ACC has
                                           previously originated and identified
                                           Receivables having an aggregate
                                           principal balance of approximately
                                           $_________ that it expects to
                                           transfer to the Issuer on one or more
                                           Subsequent Transfer Dates.

RECEIVABLES............................  The Receivables consist of non-prime retail automobile installment sales
                                           contracts which were sold and
                                           purchased in the manner described
                                           above and pursuant to ACC's finance
                                           programs. ACC's finance programs
                                           target automobile purchasers with
                                           below average credit profiles who are
                                           generally unable to obtain credit
                                           from traditional lending sources. The
                                           Receivables had, as of the Initial
                                           Cutoff Date, a weighted average
                                           annual percentage rate ("APR") of
                                           approximately ____%, a weighted
                                           average original term of ____ months
                                           and a weighted average remaining term
                                           of ____ months. The Receivables had
                                           an Aggregate Principal Balance of
                                           $_________ as of the Initial Cutoff
                                           Date (the "Original Pool Balance").
                                           See "The Trust Property."

                                         Certain contracts included in the pool
                                           as of the Initial Cutoff Date may
                                           prepay in full, or may be determined
                                           not to meet the eligibility
                                           requirements for the final pool, and
                                           may not be included in the final
                                           pool. As a result of the foregoing,
                                           the statistical distribution of
                                           characteristics as of the Closing
                                           Date for the final Receivables pool
                                           may vary somewhat from the
                                           statistical distribution of such
                                           characteristics as of the Initial
                                           Cutoff Date as presented in this
                                           Private Placement Memorandum,
                                           although such variance will not be
                                           material.


                                           The Seller has represented and
                                           warranted that no Initial Receivable
                                           is more than 30 days delinquent as of
                                           the Initial Cutoff Date, and that no
                                           more than 0.07% of the Initial
                                           Receivables have been extended by the
                                           Servicer. Approximately
                                           $19,800,000.00 of the Subsequent
                                           Receivables have already been
                                           originated and identified for
                                           transfer to the Issuer by the Seller.
                                           See "The Trust Property."

                                           Following the Closing Date and
                                           subject to the prior written consent
                                           of the Insurer and satisfaction of
                                           certain conditions set forth in the
                                           Sale, Servicing and Collateral
                                           Management Agreement, the Issuer will
                                           be obligated to purchase the
                                           Subsequent Receivables from the
                                           Seller as described below under
                                           "Pre-Funding Account." The Seller
                                           will make certain representations as
                                           of the related Subsequent Cutoff Date
                                           with respect to the Receivables,
                                           including any Subsequent Receivables.
                                           See "The Trust Property."

PRE-FUNDING ACCOUNT................      During the period from and including
                                           the Closing Date until the earliest
                                           of (i) the date on which the
                                           Pre-Funded Amount (after giving
                                           effect to any transfer of Subsequent
                                           Receivables to the Issuer on such
                                           date) is less than $100,000, (ii) the
                                           date on which an Event of Default
                                           occurs under the Indenture or which a
                                           Servicer Termination Event occurs
                                           under the Sale, Servicing and
                                           Collateral Management Agreement or
                                           (iii) the Distribution Date in
                                           _________ (the "Funding Period"), the
                                           Pre-Funding Account will be
                                           maintained with the Indenture Trustee
                                           and is designed solely to hold funds
                                           to be applied by the Indenture
                                           Trustee to pay the Seller the
                                           purchase price for Subsequent
                                           Receivables. Monies on deposit in the
                                           Pre- Funding Account will not be
                                           available to cover losses on or in
                                           respect of the Receivables. On the
                                           Closing Date, the Pre- Funding
                                           Account will be funded with the
                                           Original Pre-Funded Amount from the
                                           sale proceeds of the Notes.

                                         The Seller expects that the Pre-Funded
                                           Amount will be reduced to less than
                                           $100,000 by _________, although no
                                           assurances can be given in this
                                           regard. If any portion of the
                                           Pre-Funded Amount remains at the end
                                           of the Funding Period, such amount
                                           will be distributed as a partial
                                           prepayment to the

                                           Noteholders as described below
                                           under "Mandatory Prepayment".



INTEREST RESERVE ACCOUNT..............   During the Funding Period, funds will
                                           be held in an Interest Reserve
                                           Account to cover any shortfalls due
                                           to investment earnings on funds in
                                           the Pre-Funding Account being less
                                           than the interest due on the Notes.
                                           See "Description of the Trust
                                           Documents -- The Accounts."

DISTRIBUTION DATE.....................   The 17th day of each month (or if such
                                           17th day is not a Business Day, the
                                           immediately following Business Day),
                                           commencing _________.

TERMS OF THE NOTES

A.  INTEREST..........................   Interest on the outstanding principal
                                           amount of the Notes of each Class
                                           will accrue at the applicable Note
                                           Interest Rate from _________, in the
                                           case of the first Distribution Date
                                           or from the most recent Distribution
                                           Date on which interest has been paid
                                           to but excluding the following
                                           Distribution Date. Interest on the
                                           Notes for any Distribution Date due
                                           but not paid on such Distribution
                                           Date will be due on the next
                                           Distribution Date together with
                                           interest on such amount at the
                                           applicable Note Interest Rate. The
                                           amount of interest distributable on
                                           the Notes on each Distribution Date
                                           will equal 30 days' interest (or, in
                                           the case of the first Distribution
                                           Date, interest accrued from and
                                           including the Closing Date to but
                                           excluding such Distribution Date).
                                           See "Description of the Notes -
                                           Payments of Interest" herein.
                                           Interest will be calculated on the
                                           basis of a 360-day year consisting of
                                           twelve 30-day months.

                                         The "Note Principal Balance" of each
                                           class of Notes will equal, initially,
                                           the original principal amount of
                                           Notes of such class issued by Issuer
                                           on the Closing Date and thereafter
                                           will equal the original Note
                                           Principal Balance of such class
                                           reduced by all principal distributed
                                           to the Noteholders of the Notes of
                                           such class.

B.  PRINCIPAL.........................   Class A Notes. Principal on the Class A
                                           Notes will be payable on each
                                           Distribution Date in an amount equal
                                           to the Class A Noteholders' Principal
                                           Distributable Amount (as defined
                                           below). The Class A Noteholders'
                                           Principal Distributable Amount for
                                           any Distribution Date will equal the
                                           Class A Noteholders' Percentage of an
                                           amount equal to the sum of the
                                           following amounts (such sum with
                                           respect to any Distribution Date, the
                                           ("Principal Distributable Amount"))
                                           with respect to the related Monthly
                                           Period, computed in accordance with
                                           the simple interest method with
                                           respect to

                                           Simple Interest Receivables (as
                                           defined herein) or in accordance with
                                           the actuarial method with respect to
                                           Rule of 78s Receivables (as defined
                                           herein): (i) that portion of all
                                           collections on Receivables (other
                                           than Liquidated Receivables and
                                           Purchased Receivables) allocable to
                                           principal, including full and partial
                                           principal prepayments, received
                                           during such Monthly Period, (ii) the
                                           principal balance of each Receivable
                                           that became a Liquidated Receivable
                                           during such Monthly Period (other
                                           than Purchased Receivables), (iii)
                                           the principal balance of each
                                           Receivable that was repurchased by
                                           the Servicer or the Seller as of the
                                           last day of such Monthly Period, (iv)
                                           the aggregate amount of any Cram Down
                                           Loss (as defined below), and (v) any
                                           unpaid portion of the amounts
                                           included in clauses (i), (ii), (iii)
                                           and (iv) above with respect to a
                                           prior Distribution Date. The Class A
                                           Noteholders' Principal Distributable
                                           Amount will also include, at the
                                           option of the Insurer, the Class A
                                           Noteholders' Percentage of the
                                           principal balance of each Receivable
                                           that was required to be, but was not,
                                           so repurchased. See "Description of
                                           the Notes" and "Description of the
                                           Trust Documents" herein.

                                         Class B Notes. Principal on the Class B
                                           Notes will be payable on each
                                           Distribution Date in an amount equal
                                           to the Class B Noteholders' Principal
                                           Distributable Amount. The Class B
                                           Noteholders' Principal Distributable
                                           Amount will equal the Class B
                                           Noteholders' Percentage of the
                                           Principal Distributable Amount. The
                                           Class B Noteholders' Percentage is
                                           ____% initially (until the Class A
                                           Notes have been paid in full at which
                                           time it will equal 100% or until the
                                           Class B Notes have been paid in full
                                           at which time it will equal 0%).

                                         The outstanding principal amount of the
                                           Notes, if any, will be payable on
                                           _________ (the "Final Scheduled
                                           Distribution Date").

                                         "Cram Down Loss" means, with respect to
                                           a Receivable, if a court of
                                           appropriate jurisdiction in an
                                           insolvency proceeding has issued an
                                           order reducing the amount owed on a
                                           Receivable or otherwise modifying or
                                           restructuring the scheduled payments
                                           to be made on a Receivable, an amount
                                           equal to the excess of the principal
                                           balance of such Receivable
                                           immediately prior to such order over
                                           the principal balance of such
                                           Receivable as so reduced or the net
                                           present value (using as the discount
                                           rate the higher of the contract rate
                                           or the rate of interest, if any,
                                           specified by the court in such order)
                                           of the scheduled payments as so
                                           modified or restructured. A Cram Down
                                           Loss will be deemed to have occurred
                                           on the date of issuance of such
                                           order.

                                         "Liquidated Receivable" means, with
                                           respect to any Monthly Period, a
                                           Receivable as to which (i) 60 days
                                           have elapsed
                                           since the Servicer repossessed the
                                           Financed Vehicle, (ii) the Servicer
                                           has determined in good faith that all
                                           amounts it expects to recover have
                                           been received, (iii) ninety percent
                                           or more of a scheduled payment shall
                                           have become 120 or more days
                                           delinquent, or in the case of an
                                           Obligor who is subject to bankruptcy
                                           proceedings, 210 or more days
                                           delinquent or (iv) the Financed
                                           Vehicle has been sold and the
                                           proceeds received. Any Receivable
                                           that becomes a Purchased Receivable
                                           on or before the related Business Day
                                           immediately preceding the related
                                           Determination Date shall not be a
                                           Liquidated Receivable.



                                         A "Monthly Period" with respect to a
                                           Distribution Date will be the
                                           calendar month preceding the month in
                                           which such Distribution Date occurs.

C.  PAYMENT PRIORITY..................   On each Distribution Date the Available
                                           Funds (together with certain other
                                           monies) will be applied in the
                                           following order of priority:

                                           first, to the Servicer, the Servicing
                                           Fee then due;

                                           second, to any Lockbox Bank or other
                                           relevant local bank, the Indenture
                                           Trustee, Custodian, Backup Servicer,
                                           Trust Collateral Agent, and the Owner
                                           Trustee (including the Indenture
                                           Trustee if acting in any such
                                           additional capacity), their fees then
                                           due (in each case, to the extent such
                                           fees have not been previously paid by
                                           the Servicer);

                                           third, to the Class A Noteholders,
                                           the interest then due with respect to
                                           each Class of Class A Notes;

                                           fourth, to the Class A Noteholders,
                                           the Class A Noteholders' Principal
                                           Distributable Amount;

                                           fifth, to the Insurer, the premium
                                           owing to it in connection with the
                                           Policy (the "Premium Amount") then
                                           due it and any amounts owing under
                                           the Insurance Agreement;

                                           sixth, to the Class B Noteholders,
                                           the interest then due with respect to
                                           the Class B Notes;

                                           seventh, to certain reserve accounts
                                           maintained for the benefit of the
                                           Insurer, until such reserve accounts
                                           are fully funded at their required
                                           level;

                                           eighth, to the Class B Noteholders,
                                           the Class B Noteholders' Principal
                                           Distributable Amount;

                                           ninth, all remaining funds to the
                                           Class B Noteholders to reduce the
                                           principal balance of the Class B
                                           Notes until the principal balance of
                                           the Class B Notes is reduced to zero;
                                           and

                                           tenth, to the Issuer, any remainder.

D.  MANDATORY PREPAYMENT.............    The Notes of each Class will be prepaid
                                           in part on the Distribution Date on
                                           or immediately following the end of
                                           the Funding Period in the event that
                                           any portion of the Pre- Funded Amount
                                           remains after giving effect to the
                                           purchase of all Subsequent
                                           Receivables during the Funding
                                           Period. The aggregate principal
                                           amount of each Class of Notes subject
                                           to prepayment will be an amount equal
                                           to such Class's pro rata share (based
                                           on the respective current principal
                                           amount of each Class of Notes) of the
                                           Pre-Funded Amount at the end of the
                                           Funding Period.

E.  OPTIONAL REDEMPTION..............    The Notes will be redeemed in whole,
                                           but not in part, on any Distribution
                                           Date on which the Issuer or the
                                           Servicer exercises its option to
                                           purchase the Receivables (with the
                                           consent of the Insurer, if a claim
                                           has previously been made under the
                                           Policy or, if such purchase would
                                           result in a claim under the Policy or
                                           if such purchase would result in any
                                           amount owing to the Insurer remaining
                                           unpaid), which, subject to certain
                                           provisions in the Sale, Servicing and
                                           Collateral Management Agreement, can
                                           occur after the Pool Balance is equal
                                           to or less than 10% of the Original
                                           Pool Balance, at a redemption price
                                           which is not less than the Note
                                           Principal Balance plus accrued and
                                           unpaid interest thereon. See
                                           "Description of the Notes - Optional
                                           Redemption" herein.

F.  MANDATORY REDEMPTION.............    The Notes may be accelerated and
                                           subject to immediate payment at par
                                           upon the occurrence of an Event of
                                           Default under the Indenture. So long
                                           as no Insurer Default shall have
                                           occurred and be continuing, an Event
                                           of Default under the Indenture will
                                           occur only upon delivery by the
                                           Insurer to the Issuer of notice of
                                           the occurrence of certain events of
                                           default under the Insurance and
                                           Indemnity Agreement, dated as of May
                                           1, 1997 (the "Insurance Agreement"),
                                           among the Insurer, the Issuer, the
                                           Seller, the Servicer, ACC Receivables
                                           and ACC Funding. The Policy does not
                                           guarantee payment of any amounts that
                                           became due on an accelerated basis,
                                           unless the Insurer elects, in its
                                           sole discretion, to pay such amounts
                                           in whole or in part. See "Description
                                           of the Notes - Mandatory Redemption -
                                           Events of Default;" herein.

TERMS OF THE CERTIFICATES:
   A. PASS-THROUGH RATE..............      A rate equal to [__%]; provided,
                                           however, that on and after the
                                           _______________, 199__ Payment Date,
                                           if the aggregate amount of Realized
                                           Losses during the period from the
                                           Cut-off

                                           Date through the end of the fiscal
                                           month ending in ________, 199___ is
                                           an amount, expressed as a percentage,
                                           that is (x) _____% or less (but
                                           greater than _____% of the Pool
                                           Balance as of the Cut-off Date, the
                                           Pass-Through Rate (as determined in
                                           the clause preceding this proviso)
                                           for any Payment Date shall be
                                           increased by _____% per annum or (y)
                                           _____% or less of the Pool Balance as
                                           of the Cut-off Date, the Pass-Through
                                           Rate (as determined in the clause
                                           preceding this proviso) for any
                                           Payment Date shall be increased by
                                           _____% per annum.

   B. INTEREST........................     On each Payment Date, the Owner
                                           Trustee shall distribute pro rata to
                                           the holders of record of the
                                           Certificates (the
                                           "Certificateholders" and together
                                           with the Noteholders, the
                                           "Securityholders") as of the [last
                                           day] of the immediately preceding
                                           [calendar month] (the "Certificate
                                           Record Date") interest at the
                                           Pass-Through Rate on the Certificate
                                           Balance as of the preceding Payment
                                           Date (after giving effect to
                                           distributions made on such date)
                                           generally to the extent of funds
                                           available therefor following payment
                                           of the Servicing Fee and
                                           distributions in respect of the
                                           Notes. Interest for a Payment Date
                                           will accrue from and including the
                                           most recent Payment Date on which
                                           interest has been paid (or, in the
                                           case of the first Payment Date, from
                                           the Closing Date) to but excluding
                                           such current Payment Date and will be
                                           calculated on the basis of a year of
                                           360 days, in each case for the actual
                                           number of days occurring in the
                                           period for which such interest is
                                           payable. In addition,
                                           Certificateholders will receive on
                                           each Payment Date, if on such Payment
                                           Date the amount on deposit in the
                                           Reserve Account, after giving effect
                                           to all withdrawals and deposits
                                           required to be made on such Payment
                                           Date, exceeds the Specified Reserve
                                           Account Balance, an amount equal to
                                           such excess.

   C. PRINCIPAL......................      Principal of the Certificates will be
                                           payable on each Payment Date on and
                                           after the latest of (i) the Payment
                                           Date following the Payment Date on
                                           which the [A-1 Notes] have been paid
                                           in full, (ii) the _______________,
                                           199___ Payment Date and (iii) the
                                           Payment Date following the Payment
                                           Date on which the lesser of the full
                                           amount of the Maturity Draw or the
                                           amount of the Maturity Draw, if any,
                                           necessary to increase the amount on
                                           deposit in the Reserve Account to the
                                           Specified Reserve Account Balance is
                                           deposited into the Reserve Account,
                                           in an amount generally equal to the
                                           Certificateholders' Principal
                                           Distributable Amount for the
                                           Collection Period preceding such
                                           Payment Date, to the extent of funds
                                           available therefor following payment
                                           of the Servicing Fee and
                                           distributions of interest and
                                           principal in respect of the Notes and
                                           interest in respect of the
                                           Certificates. The Certificateholders'
                                           Principal Distributable Amount
                                           generally will be based on the
                                           Certificateholders' Percentage of the

                                           Principal Distribution Amount, which
                                           for any Payment Date will be based
                                           upon decreases in the Note Value of
                                           the Receivables and/or collections on
                                           and losses in respect of the
                                           principal of the Receivables during
                                           the related Collection Period. See
                                           "Description of the Transfer and
                                           Servicing Agreements--Distributions"
                                           herein.

                                           The outstanding amount, if any, of
                                           the Certificates will be payable in
                                           full on _______________, 199__.

   D. OPTIONAL PURCHASE..............      If the Servicer exercises its option
                                           to purchase the Receivables when the
                                           aggregate principal amount of the
                                           Receivables is less than _____% of
                                           the Pool Balance as of the Cut-off
                                           Date, the Certificateholders will
                                           receive an amount in respect of the
                                           Certificates equal to the Certificate
                                           Balance together with accrued
                                           interest at the Pass-Through Rate and
                                           the Certificates will be retired. See
                                           "Description of the
                                           Certificates--Optional Purchase"
                                           herein.

SECURITY INSURER......................     ________________________ (the
                                           "Insurer") is a financial guaranty
                                           insurance company incorporated under
                                           the laws of the State of
                                           ______________. See "The Policy" and
                                           "The Insurer."

THE POLICY............................    On the Closing Date, the Insurer will
                                           issue the Policy to the Indenture
                                           Trustee for the benefit of the
                                           Securityholders pursuant to which the
                                           Insurer will unconditionally and
                                           irrevocably guarantee to the
                                           Securityholders payment of the
                                           Scheduled Payments for each
                                           Distribution Date. See "The Policy".

REPURCHASE AND PURCHASE
  OBLIGATIONS.........................   The Seller (pursuant to the Sale,
                                           Servicing and Collateral Management
                                           Agreement) will be obligated to
                                           repurchase a Receivable if such
                                           Receivables or the interest of the
                                           Class A Securityholders or the
                                           Insurer are materially adversely
                                           affected by a breach of any
                                           representation or warranty made by
                                           the Seller with respect to such
                                           Receivable, if the breach has not
                                           been cured by the last day of the
                                           first full calendar month following
                                           the discovery by or notice to the
                                           Issuer of the breach.

                                         The Servicer (pursuant to the Sale,
                                           Servicing and Collateral Management
                                           Agreement) will be obligated to
                                           repurchase a Receivable if such
                                           Receivable is materially adversely
                                           affected by a breach of certain of
                                           its servicing obligations under the
                                           Sale, Servicing and Collateral
                                           Management Agreement (including, but
                                           not limited to, its obligation to
                                           ensure that the perfected security
                                           interest of Accent Financial
                                           Services, OFLA or ACC in the
                                           related Financed Vehicles is
                                           maintained) or certain other
                                           covenants with respect to the
                                           Servicer, if the
                                             breach has not been cured by the
                                             last day of the first full calendar
                                             month following the discovery or
                                             notice to the Servicer of the
                                             breach.

SERVICER FEE..........................   Each month the Servicer will receive a
                                           fee for servicing the Receivables
                                           (the "Servicer Fee") equal to (a) the
                                           product of one-twelfth of 3.00% (the
                                           "Servicing Fee Rate") and the Pool
                                           Balance outstanding at the beginning
                                           of the calendar month immediately
                                           preceding such Distribution Date (the
                                           "Servicing Fee") plus (b) a
                                           supplemental servicing fee (the
                                           "Supplemental Servicing Fee") equal
                                           to (i) any late fees, prepayment
                                           fees, liquidation fees and other
                                           administrative fees and expenses
                                           collected during such month, plus
                                           (ii) the net realized earnings on all
                                           investments of funds deposited in the
                                           Collection Account during such month.
                                           See "Provisions of the Trust
                                           Documents -- Servicing Compensation
                                           and Indenture Trustees' Fees."

TAX STATUS............................   In the opinion of Dewey Ballantine,
                                           special counsel to the Seller, for
                                           federal income tax purposes, the
                                           Issuer will not be treated as an
                                           association (or publicly traded
                                           partnership) taxable as a corporation
                                           and the Class A Notes will be
                                           characterized as debt. Each
                                           Noteholder, by the acceptance of a
                                           Note, will agree to treat the Notes
                                           as debt. The Certificateholders will
                                           agree to treat the trust as a
                                           partnership in which they are
                                           partners for purposes of federal and
                                           state income tax, franchise tax and
                                           any other income tax, with the assets
                                           of the partnership being the assets
                                           held by the Trust, the partners of
                                           the partnership being the
                                           Certificateholders and the Notes
                                           being debt of the partnership.
                                           Alternative characterizations of the
                                           Trust and the Securities are
                                           possible, as more fully described
                                           herein. See "Certain Federal Income
                                           Tax Consequences" herein.

ERISA CONSIDERATIONS..................   The acquisition of Notes or
                                           Certificates by an employee benefit
                                           plan subject to the Employee
                                           Retirement Income Security Act of
                                           1974, as amended ("ERISA") or the
                                           provisions of Section 4975 of the
                                           Code (the "Plan"), could result in a
                                           prohibited transaction under "ERISA"
                                           or Section 4975 of the Code, unless
                                           such acquisition is subject to a
                                           statutory or administrative
                                           exemption, if, by virtue of such
                                           acquisition, assets held by the
                                           Issuer and pledged to the Indenture
                                           Trustee were deemed to be assets of
                                           the Plan. In addition, the Issuer or
                                           other parties may be considered to be
                                           a fiduciary with respect to any Plan.
                                           Therefore, the acquisition and
                                           transfer of the Notes or Certificates
                                           are subject to certain restrictions.
                                           See "ERISA Considerations."

                                           The Class B Notes are not eligible
                                           for purchase by a Benefit Plan.

RATING................................   As a condition to the issuance of the
                                           Securities, the Class A Notes will be
                                           rated at least "____" and the
                                           Certificates will be rated at least
                                           "____" by Standard & Poor's Ratings
                                           Services, a division of The
                                           McGraw-Hill Companies, Inc. ("S&P")
                                           and "Aaa" by Moody's Investors
                                           Service, Inc. ("Moody's") on the
                                           basis of the issuance of the Policy
                                           by the Insurer. There is no assurance
                                           that a rating will not be lowered or
                                           withdrawn by a rating agency based on
                                           a change in circumstances deemed by
                                           such rating agency to adversely
                                           affect the Securities. A rating is
                                           not a recommendation to purchase,
                                           hold or sell the Securities, in as
                                           much as such rating does not comment
                                           as to market price or suitability for
                                           a particular investor. See "Risk
                                           Factors - Ratings of the Securities."

RISK FACTORS..........................   For a discussion of certain factors
                                           that should be considered by
                                           prospective investors in the Notes
                                           and Certificates, see "Risk Factors"
                                           herein and in the Prospectus.

CERTAIN LEGAL MATTERS.................   Certain legal matters relating to the
                                           validity of the issuance of the
                                           Securities will be passed upon for
                                           the Issuer and the Underwriter by
                                           Dewey Ballantine, New York, NY.

                                  RISK FACTORS

RISK OF LOSSES ASSOCIATED WITH ACC'S UNDERWRITING PROCESS AND SUBJECTIVE CREDIT STANDARDS

         The underwriting standards applied by ACC may not be as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions since ACC purchases retail automobile installment contracts which may not meet the credit standards of traditional primary lenders. The ACC finance program focuses on the non-prime market including obligors with below average credit profiles who may not be able to receive financing from more traditional sources. The ACC finance program sets specific limits for the credit amount extended. ACC's credit decisions are judgmental. See "The Seller and Servicer -- Application Processing and Purchasing Criteria."

RISK OF LOSSES ASSOCIATED WITH LIMITED ASSETS

         The Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds available for the payment of the Securities other than the Receivables, the Pre-Funding Account, the Capitalized Interest Account. Securityholders must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account and, with respect to the Class A Notes only, payments of claims made under the Policy. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Capitalized Interest Account is designed to cover obligations of the Issuer relating to that portion of its assets not invested in Receivables and is not designed to provide protection against losses on the Receivables. Similarly, although the Policy will be available on each Distribution Date to cover shortfalls in distributions of the Scheduled Payments with respect to the Securities on such Distribution Date, if the Insurer defaults in its obligations under the Policy, the Issuer will depend on current distributions on the Receivables and, with respect to the Securities only, amounts, if any, available therefor in certain collateral accounts maintained for the benefit of the Insurer to make payments on the Securities. See "The Insurer" and "The Policy" herein.

RISK OF LOSSES ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF RECEIVABLES

         As of the Initial Cutoff Date (based on principal balance and mailing address of the Obligors), Obligors with respect to approximately ____% and ____% of the Receivables were located in ______________, _______ and ____________, respectively and substantially all of the rest of the Receivables were located in those states identified in the table on page __. See "The Trust Property". Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience of the Issuer with respect to the Receivables.

RISK OF PREPAYMENT FROM THE PRE-FUNDING ACCOUNT BASED UPON ACC'S ABILITY TO ORIGINATE SUBSEQUENT RECEIVABLES

         To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Issuer by the end of the Funding Period, the Securityholders will receive a prepayment of principal on the Mandatory Redemption Date in an amount equal to their pro rata share (based on the current principal balance of each Class and the Note Principal Balance) of the Pre-Funded Amount (exclusive of investment earnings) remaining in the Pre-Funding Account at the end of the Funding Period; provided that, if the total amount of such Pre-Funded Amount at the end of the Pre-Funding Period is $100,000 or less, such amount shall be applied exclusively to the Class of Securities then entitled to receive distribution. Any reinvestment risk from the prepayment of the

Securities from the Pre-Funded Amount at the end of the Funding Period will be borne by the Securityholders. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein.

         The conveyance of Subsequent Receivables to the Issuer during the Funding Period is subject to the conditions described herein under "The Trust Property -- Eligibility Criteria." The ability of the Issuer to invest in Subsequent Receivables is dependent upon the ability of ACC to originate through Dealers a sufficient amount of motor vehicle retail installment sales contracts that meet such eligibility criteria. The ability of the Seller to originate sufficient Subsequent Receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The Seller has no basis to predict whether or the extent to which economic or social factors will affect the availability of Subsequent Receivables. Approximately $_________ of the Subsequent Receivables have already been originated and identified for transfer to the Issuer by the Seller. There can be no assurance that the Insurer will consent to the transfer of Subsequent Receivables during the Pre-Funding Period. See "The Trust Property" herein.

RISK OF LOWER YIELD ASSOCIATED WITH MATURITY AND PREPAYMENT CONSIDERATIONS

         All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the related Financed Vehicle securing a Receivable without the consent of ACC. (For this purpose the term "prepayments" includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, Cram Down Losses, as well as receipts of proceeds from physical damage, repossession loss, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, the Seller and the Servicer are obligated to purchase Receivables pursuant to the Sale, Servicing Agreement and Collateral Management Agreement as a result of breaches of certain covenants. The Servicer also has the right, subject to certain conditions, to purchase the Receivables when the Pool Balance is 10% or less of the Original Pool Balance. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders. See "Yield Considerations".

RISK OF LOSSES ASSOCIATED WITH NONPRIME LENDING

         The Company's underwriting guidelines relate to a category of lending commonly known as "nonprime", in which loans may be made to applicants who have experienced certain adverse credit events but who meet certain other creditworthiness tests. Such "nonprime" loans may experience higher rates of delinquencies, repossessions and losses, especially under adverse economic conditions, as compared with loans originated pursuant to a traditional lending program. See "Risk Factors" -- in the Prospectus.

RISK OF LIMITED LIQUIDITY OR DELAYS IN PAYMENTS ASSOCIATED WITH BOOK-ENTRY REGISTRATION

         Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described herein.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC, CEDEL or Euroclear and, in such case, DTC, CEDEL or Euroclear, as the case may be, will be required to credit such distributions to the accounts of its participating organization which thereafter will be required to credit them to the accounts of the Securityholders either directly or indirectly through indirect participants. See "The Securities -- Book-Entry Registration." See "Risk Factors" in the Prospectus.

RISK OF LIMITED LIQUIDITY OR LOWER MARKET PRICE ASSOCIATED WITH A REDUCTION OR WITHDRAWAL OF RATINGS OF THE SECURITIES

         As a condition to the issuance of the Securities, the Class A Securities will be rated at least "___" and the Certificates will be rated at least "___" by S&P and "Aaa" by Moody's on the basis of the issuance of the Policy by the Insurer. There is no assurance that a rating will not be lowered or withdrawn by a rating agency based on a change in circumstances deemed by such rating agency to adversely affect the related Class of Securities. A rating is not a recommendation to purchase, hold or sell the Securities, in as much as such rating does not comment as to market price or suitability for a particular investor. In the event that any rating initially assigned to the Securities were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the security insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating will have an adverse effect on the liquidity and market price of the Securities. See "Ratings of the Securities."

RISK OF LIQUIDATION OF TRUST PROPERTY ASSOCIATED WITH EVENTS OF DEFAULT UNDER THE INDENTURE

         So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Securities. Following the occurrence of an Event of Default, the Indenture Trustee will continue to submit claims under the Policy as necessary to enable the Issuer to continue to make payments of the Scheduled Payments with respect to the Class A Securities.

RISK OF REDEMPTION OF THE SECURITIES ASSOCIATED WITH INSOLVENCY OF ACC FUNDING

         The Trust Agreement provides that, in the event that ACC Funding becomes insolvent, or is terminated or dissolved (a "Dissolution Event") and the Owner Trustee is unable to obtain an opinion of counsel satisfactory to the Insurer to the effect that the Issuer will not thereafter be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the Issuer will effect redemption of the Securities and the Certificateholder will terminate the Issuer and cause the winding-up of the affairs of the Issuer, unless within such 90 days the holders of a majority of the Certificate Percentage Interest (as defined in the Trust Agreement) agree in writing to continue the business of the Issuer and the Owner Trustee is able to obtain the opinion of counsel described above.

RISK OF LOSSES ASSOCIATED WITH NON-PERFECTION OF SECURITY INTERESTS IN CERTIFICATES OF TITLE FOR FINANCED VEHICLES AND WITH INSOLVENCY OF THE SELLER

         In connection with the sale and assignment of the Receivables to the Issuer, security interests in the Financed Vehicles which have been assigned by the Seller to the Issuer will be assigned by the Issuer to the Indenture Trustee. In most states, such an assignment is an effective conveyance of a security interest without amendment of any security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, a security interest in a motor vehicle registered in the states in which a majority of Financed Vehicles purchased under ACC's finance programs are currently registered, may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state highway department, motor vehicle registrar or similar state authority, the vehicle's certificate of title, an application containing the name and address of the secured party, and the necessary registration fees.

         Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the Financed Vehicles will not identify the Indenture Trustee or the Owner Trustee as the secured party, and will not be deposited with the state highway department, motor vehicle registrar or other state authorities in any state. In the absence of such action, the Indenture Trustee and the Owner Trustee may not have a perfected security interest in the Financed Vehicles and, in the event that another person obtains a perfected security interest in a Financed Vehicle subsequent to the transfer of the Receivables to the Issuer, such person might acquire rights in such Financed Vehicle prior to the rights of the Issuer. The Seller will covenant in the Sale, Servicing and Collateral Management Agreement to repurchase any Receivable if, on the Closing Date a valid, subsisting and enforceable first priority security interest has not been perfected (or is not in the process of perfection) in favor of Accent Financial Services, OFLA or the Seller, which will have been validly assigned to the Issuer and the Indenture Trustee, in the related Financed Vehicle. The Seller, as Servicer, will covenant in the Sale, Servicing and Collateral Management Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of Accent Financial Services, OFL-A or the Seller is not maintained on behalf of the Indenture Trustee in the related Financed Vehicle.

         The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by the Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in the consolidation of the assets and liabilities of the Issuer with those of the Seller. These steps include the creation of the Issuer as a separate, limited-purpose entity pursuant to its trust certificate (the "Trust Certificate"), the creation of separate limited purpose entities to hold the ownership interest in the Issuer pursuant to the Articles of Incorporation of each of ACC Receivables and ACC Funding which contain certain limitations (including restrictions on the nature of the business of each of ACC Receivables and ACC Funding) and a restriction on either's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the members of its board of directors. The Certificates of Incorporation of each of ACC Receivables and ACC Funding also include a provision that requires each of ACC Receivables and ACC Funding to have at least two directors who qualify under the Articles of Incorporation as "independent directors."

         The Seller has received the advice of counsel, concluding on the basis of a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, a court would conclude that the assets and liabilities of the Seller would not be consolidated with the assets and liabilities of the Issuer, ACC Receivables or ACC Funding in the event of the application of the federal bankruptcy laws to the Seller. If a court concluded otherwise, or a filing were to be made under any Insolvency Law by or against the Seller, or if an attempt were to be made to litigate any of the foregoing issues, delays in the distributions on the Securities (and possible reductions in the amount of such distributions) could occur. The Issuer is not expected to have any significant assets or sources of funds. In a case decided in 1993 by the United States Court of Appeals for the Tenth Circuit, such Circuit Court found that accounts sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If the Seller were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above to chattel paper, delays in payments to Securityholders could occur or reductions in the amounts of such payments could result.

         The Seller intends that any transfer of Receivables to the Issuer will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. However, if the Seller were to become a debtor under any Insolvency Laws, a creditor or trustee in bankruptcy of the Seller, as debtor-in-possession, might argue that such sale of Receivables by the Seller was a pledge of Receivables rather than a sale, and if such position -- that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of the bankruptcy estate of the Seller -- were presented to or accepted by a court, then delays in payments to Noteholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivable is recharacterized as a pledge, then a tax lien, other governmental lien, or other lien created by operation of law on the property of the Seller may have priority over the Issuer's interest in such Receivable.

                                 USE OF PROCEEDS

         The net proceeds to be received by the Issuer from the sale of the Securities will be used to pay the Seller, the purchase price for the Receivables, to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the initial deposit into the Capitalized Interest Account.

                                   THE ISSUER

GENERAL

         The Issuer, ACC Automobile Receivables Trust ____, is a business trust formed, prior to its purchase of the Receivables and the issuance of the Notes, under the laws of the State of Delaware pursuant to the Trust Agreement for the purpose of engaging in the transactions described in this Private Placement Memorandum. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as Owner Trustee, at the address listed below under "-- The Owner Trustee."

THE OWNER TRUSTEE

         ______________________ is the Owner Trustee under the Trust Agreement, is a ____________ banking corporation and its principal offices are located at ________________________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale, Servicing and Collateral Management Agreement.

THE INDENTURE TRUSTEE

         _________________________ is the Indenture Trustee under the Indenture.
________________________ is a national banking association, the principal offices of which are located at the ___________________________.

                               THE TRUST PROPERTY

GENERAL

         The Trust Property will include, among other things, the following: (a) motor vehicle retail installment sale contracts secured by new and used vehicles, light trucks and vans; (b) all monies paid or payable thereunder after the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be; (c) such amounts as from time to time may be held in the Lockbox Account, the Collection Account, the Pre-Funding Account, the Capitalized Interest Account and the Class B Reserve Fund; (d) an assignment of the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto; (e) an assignment of the rights of the Seller against Dealers under agreements between the Seller and such Dealers (the "Dealer Agreements"); (f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors; (g) an assignment of the rights of the Seller under the Purchase Agreement and any Subsequent Purchase Agreements (as defined herein); (h) the Receivables Files;
(i) certain other rights under the Trust Documents and (j) all proceeds of the foregoing.

         Most of the Initial Receivables were, and most of the Subsequent Receivables were or will be, originated by Dealers in accordance with ACC's requirements under agreements with Dealers for assignment to the Seller, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors by the Seller. The remaining Receivables were originated directly by the Seller or by Accent Financial Services, a wholly owned subsidiary of ACC. Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer under a Dealer Agreement.

         The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Monthly Period (plus the amount, if any, then on deposit in the Pre-Funding Account on such date), after giving effect to all payments received from Obligors and any Purchase Amounts to be remitted by the Seller, for such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period.

         In connection with its formation, the Issuer will issue one transferrable and one non- transferrable Certificate (each a "Certificate") each of which will represent a fractional undivided interest in the Trust Property but subject to the lien of the Trust Collateral Agent in the Trust Property created by the Indenture. The transferrable Certificate will initially be held by ACC Receivables and may thereafter be pledged or otherwise transferred (under certain conditions) and the non-transferrable Certificate will be held by ACC Funding in each case pursuant to the Trust Agreement. Pursuant to the Indenture, the Issuer will grant a security interest in the Trust Property (other than the Certificate Distribution Account) in favor of the Trust Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Trust Documents -- Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to holders of the Class A Notes.

         All of the Receivables not already owned by the Seller will be sold to the Seller pursuant to a Purchase Agreement (the "Purchase Agreement" and, in the case of Subsequent Receivables, a "Subsequent Purchase Agreement") and by the Seller to the Issuer pursuant to the Sale, Servicing and Collateral Management Agreement. One hundred percent (100%) of the Receivables (as a percentage of the aggregate principal balance) comprising the property of the Issuer consist of non-prime retail automobile installment sales contracts. The Receivables originally were, or, with respect to the Subsequent Receivables, were or will have been originated in the ordinary course of its business pursuant to ACC's finance programs and underwriting standards. Approximately $_________ by aggregate principal balance of non-prime retail automobile installment sales contracts that will become Subsequent Receivables have already been so originated by ACC.

ELIGIBILITY CRITERIA

         The Receivables (including some Receivables that will become Subsequent Receivables) were, or, with respect to the remaining Subsequent Receivables, will have been, selected according to several criteria, including the following: each Receivable (i) was originated in the United States, (ii) has a contractual APR that equals or exceeds ___%, (iii) provides for level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than 72 months, (iv) is not more than 30 days past due as of the Initial Cutoff Date or Subsequent Cutoff Date, as the case may be, (v) is attributable to the purchase of a new or used automobile, light duty truck, van or mini-van and (vi) as of the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be, has a remaining term of not more than 72 months. No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Receivables to be conveyed to the Issuer.

         The obligation of the Issuer to purchase Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables owned by the Issuer, including the Subsequent Receivables to be conveyed to the Issuer on such Subsequent Transfer Date, meet the following criteria: (i) the Insurer (so long as no Insurer Default shall have occurred and be continuing), in its sole and absolute discretion shall have approved in writing the transfer of such Subsequent Receivables to the Issuer; (ii) not more than ___% of the principal balances of the Receivables owned by the Issuer relate to Financed Vehicles that are used automobiles, light duty trucks, vans or mini-vans; (iii) the weighted average APR of the Receivables owned by the Issuer is not less than ___%; (iv) the weighted average remaining term to maturity of the Receivables on such Subsequent Cutoff Date is not greater than 60 months; and (v) not more than ____% of the Receivables have Obligors whose mailing addresses are in Florida, not more than ____% of the Receivables have Obligors whose mailing address is in California, not more than ____% of the Receivables have obligors whose mailing address is in Texas, and not more than ____% of the Receivables have Obligors whose mailing address is in any one other state. As to clauses (ii), (iii) and (iv) in the immediately preceding sentence, such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Receivables, including the Subsequent Receivables, on the related Subsequent Cutoff Date, and as to clause (v) in the immediately preceding sentence, such criteria will be based on the mailing addresses of the Obligors of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Date.

         Except for the criteria described in the preceding paragraphs, there are no required characteristics for the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Issuer, the aggregate characteristics of the entire pool of Receivables owned by the Issuer, including the composition of the Receivables, the distribution by APR, the geographic distribution and the distribution by remaining term to maturity described in the following tables, may vary from those of the Initial Receivables.

                     COMPOSITION OF THE INITIAL RECEIVABLES


                                               Total Pool of Initial Receivables
                                               ---------------------------------

Original Pool Balance
Number of Initial Receivables
Average Principal Balance(1)
Range of Principal Balances
Average Original Amount Financed(2)
         Range of Original Amounts Financed
Weighted Average APR(3)
         Range of APRs
Weighted Average Original Term(3)
         Range of Original Terms
Weighted Average Remaining Term(3)
         Range of Remaining Terms
Weighted Average Months of Seasoning(3)
         Range of Months of Seasoning

-------------------------

(1)    Sum of Principal Balance divided by total number of loans.
(2)    Sum of aggregate Amount Financed divided by total number of loans.
(3)    Weighted by Principal Balance as of the Cutoff Date.

                 DISTRIBUTION BY APR OF THE INITIAL RECEIVABLES
                             (as of the Cutoff Date)


                                                                 Percentage                Number
                                        Aggregate                    by                      of                Percentage
                                        Principal                 Principal                Initial                 by
          APR Range                      Balance                   Balance           Receivables                 Number
          ---------                      -------                   -------           -----------                 ------









                       Total:
---------------------------------------------



(1)  Due to rounding, may not add up to 100.00%.

                                    DISTRIBUTION BY INTEREST ACCRUAL METHOD
                                            (as of the Cutoff Date)


                                    Aggregate                Percentage of             Number of
        Interest                    Principal                 Aggregate                Initial                     Percentage
     Accrual Method                  Balance               Principal Balance           Receivables                 by Number
     --------------                  -------               -----------------           -----------                 ---------


Rule of 78s
                  Total:

-------------------------


(1)  Due to rounding, may not add up to 100.00%.

                STATE DISTRIBUTION BY MAILING ADDRESS OF OBLIGOR
                             (as of the Cutoff Date)

                                                          Percentage
                                    Aggregate                 by                  Number              Percentage
                                    Principal              Principal                of                    by
         Location                    Balance                Balance             Receivables             Number
         --------                    -------                -------             -----------             ------
Alabama
Arizona
Arkansas
California
Colorado
Delaware
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Michigan
Mississippi
Missouri
Montana
Nebraska
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
South Carolina
South Dakota
Tennessee
Texas
Virginia
Washington
Washington DC
West Virginia

  Total:
----------------------


(1)  Due to rounding, may not add up to 100.00%.

                DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES
                             (as of the Cutoff Date)

                                                              Percentage
                                    Aggregate                     by                    Number               Percentage
     Remaining Term                 Principal                  Principal                  of                     by
          Range                      Balance                    Balance           Initial Receivables          Number
        21 to 23
        24 to 29
        30 to 35
        36 to 41
        42 to 47
        48 to 53
        54 to 59
        60 to 65
        66 to 71
        72 to 72

         Total:


-------------------------

(1)  Due to rounding, may not add up to 100.00%.


         As of the Initial Cutoff Date, approximately ____% of the total number of the Initial Receivables owned by the Issuer, and approximately ____% by principal balance of the Initial Receivables owned by the Issuer, relate to new automobiles, light-duty trucks, vans and mini-vans. As of the Initial Cutoff Date, approximately ____% of the total number of the Initial Receivables included in the Trust Property, and approximately ____% by principal balance of the Initial Receivables owned by the Issuer, relate to used automobiles and light-duty trucks.

PAYMENTS ON THE RECEIVABLES

         Each Receivable provides for the allocation of payments according to
(i) the simple interest method ("Simple Interest Receivables") or (ii) the "sum of periodic balances" or "sum of monthly payments" method ("Actuarial Receivables"). Except as otherwise described, the scheduled payment on each Receivable is a fixed level monthly payment which will amortize the full amount of the Receivable over its term assuming, in the case of each Simple Interest Receivable, that the Obligor does not pay any installment after its due date.

         Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

         An Actuarial Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. The amount of each scheduled payment is calculated in accordance with the Rule of 78s. Notwithstanding the foregoing, the rate at which such amount of finance charges is earned and, correspondingly, the amount of each scheduled payment allocated to reduction of the outstanding principal balance of an Actuarial Receivable is calculated in accordance with the actuarial method and all payments (other than partial prepayments) received by the Servicer on or in respect of the Actuarial Receivables will be allocated pursuant to the Sale, Servicing and Collateral Management Agreement on an actuarial basis. Collections on an Actuarial Receivable made during a Collection Period will be applied first, to the scheduled payment on such Actuarial Receivable, and second, to any late fees accrued with respect to such Actuarial Receivable. Any collections remaining shall be applied to reduce the principal balance of the Actuarial Receivable.

REPURCHASE OBLIGATIONS

         In connection with the sale of the Receivables, the security interests in the Financed Vehicles securing the Receivables have been assigned by ACC to the Issuer and by the Issuer to the Indenture Trustee. ACC, as Seller will be obligated to repurchase any Receivable sold to the Issuer as to which a breach has occurred as to the representation and warranty that a security interest in the Financed Vehicle securing such Receivable has not been perfected (or was not, at the time such representation and warranty was made, in the process of perfection) in favor of Accent Financial Services, OFL-A or ACC, if such breach will materially adversely affect such Receivable or the interests of the Noteholders or the Insurer and, if such failure or breach is not cured by the last day of the first full calendar month following the discovery by or notice to the breaching party of the breach.

         The Sale, Servicing and Collateral Management Agreement provides that if the Seller breaches certain representations and warranties relating to the Receivables and the Financed Vehicles in a manner that materially and adversely affects any Receivable or the interests of the Noteholders or the Insurer or the interests of the Issuer, the Seller shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer. The Seller shall be obligated to repurchase such Receivable if its breach under the Sale, Servicing and Collateral Management Agreement is not cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach.

         The Sale, Servicing and Collateral Management Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale, Servicing and Collateral Management Agreement (including, but not limited to its obligation to ensure that the perfected security interest of Accent Financial Services, OFL-A or ACC in the related Financed Vehicles is maintained) or certain other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of any Receivable or the interests of the Noteholders or the Insurer or the interests of the Issuer, the Servicer shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer. The Servicer shall be obligated to repurchase such Receivable if a Servicer breach under the Sale, Servicing and Collateral Management Agreement is not cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

MATURITY AND PREPAYMENT ASSUMPTIONS

         All the Receivables are prepayable at any time, provided that an Actuarial Receivable must be prepaid in full. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding.

         The rate of prepayments on the Receivables may be influenced by a variety of factors, including the fact that an Obligor may not transfer its equity in a Financed Vehicle without the consent of ACC. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also "Further Provisions of the Principal Transaction Documents -- Termination" regarding the Servicer's option to purchase all of the Receivables as of the last day of any month in which the Pool Balance at the close of business on the Record Date is less than 10% of the original balance of the Notes. See also "Description of the Notes - Mandatory Prepayment" regarding mandatory partial prepayment of the Notes in the event that any portion of the Pre-Funded Amount remains after giving effect to the purchase of all Subsequent Receivables during the Funding Period.

                              YIELD CONSIDERATIONS

         Interest on the Receivables will be paid to the Noteholders on each Distribution Date in an amount equal to one-twelfth of the applicable Note Interest Rate applied to the principal balance of the related Class of Notes on the last day of the preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. The Receivables have different APRs, as set forth above. In all cases, however, the APR exceeds the sum of (i) the Servicing Fee Rate and (ii) the applicable Note Interest Rate.


                      DELINQUENCY AND LOAN LOSS INFORMATION

         Set forth below is certain information concerning ACC's delinquency and loss experience with respect to its gross servicing portfolio of retail installment sale contracts for new and used automobiles, light duty trucks, vans and mini-vans acquired pursuant to its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current.

                        ACC CONSUMER FINANCE CORPORATION
                             HISTORICAL DELINQUENCY
                          (DOLLAR AMOUNTS IN THOUSANDS)

                              Quarter Ended       Quarter Ended      Quarter Ended       Quarter Ended         Quarter Ended
                                 3/31/97            12/31/96            9/30/96             6/30/96               3/31/96

                              Dollars  Percent   Dollars   Percent   Dollars  Percent   Dollars   Percent    Dollars   Percent

Amount Outstanding (1)       $303,986     100%  $251,751      100%  $209,761     100%   $172,562     100%    139,969      100%



Delinquencies (2)

      31-60 Days                7,794    2.56%     7,870     3.13%     5,959    2.84%      4,609    2.67%      2,069     1.48%

       61-90 Days               2,631    0.87%     2,341     0.93%     1,656    0.79%      1,255    0.73%        798     0.57%

       Over 90 Days               766    0.25%       813     0.32%       451    0.22%        387    0.22%        193     0.14%

                 Subtotal:     11,191    3.68%    11,024     4.38%     8,066    3.85%   $  6,251    3.62%      3,060     2.19%



Skips                              55    0.02%       394     0.16%       257    0.12%         60    0.03%        157     0.11%

Bankruptcies                    1,372    0.45%     1,266     0.50%       832    0.40%        525    0.30%        610     0.43%

Repossessions on hand (3)       2,454    0.81%     2,216     0.88%     1,685    0.80%      1,369    0.99%      1,130     0.81%
                             --------    -----   -------     -----   -------    -----    -------    -----   --------     -----



Total Delinquencies and
   Repossessions on hand     $ 15,072    4.96%   $14,900     5.92%   $10,840    5.17%   $  8,205    4.75%   $  4,957     3.54%



                                  Quarter Ended
                                     12/31/95

                                Dollars      Percent

Amount Outstanding (1)          117,539        100%



Delinquencies (2)

      31-60 Days                  3,064       2.61%

       61-90 Days                 1,014       0.86%

       Over 90 Days                 275       0.23%

                 Subtotal:        4,353       3.70%



Skips                               180       0.15%

Bankruptcies                        463       0.39%

Repossessions on hand (3)           861       0.73%
                                 ------     ------



Total Delinquencies and
   Repossessions on hand         $5,857       4.98%

-------------------------------

(1) Amount outstanding is the net remaining principal balance.

(2) The period of delinquency is based on the number of days payments are contractually past due.

(3) Amounts shown represent the remaining balance of installment loans which have been repossessed, but not yet liquidated.

                        ACC CONSUMER FINANCE CORPORATION
                         HISTORICAL NET LOSS EXPERIENCE
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                       Quarter       Quarter      Quarter      Quarter      Quarter      Quarter
                                                        Ended        Ended         Ended        Ended        Ended        Ended
                                                       3/31/97      12/31/96      9/30/96      6/30/96      3/31/96     12/31/95
                                                       -------      --------      -------      -------      -------     --------
Principal amount outstanding (1)                       $303,986     $251,751     $209,761     $172,562     $139,969     $117,539
Average principal amount outstanding (2)               $274,507     $232,617     $191,162     $156,266     $128,754     $108,784

Number of loans outstanding                              27,880       23,145       19,410       16,034       13,049       10,935
Average number of loans outstanding (2)                  25,236       21,278       17,722       14,542       11,992       10,083

Number of repossessions (3)                                 597          526          434          291          279          184
Principal amount of repossessions (3) (4)              $  6,703     $  5,773     $  4,729     $  3,156     $  2,984     $  1,983
Number of repossessions as a percent of average
number of loans outstanding (5)                            9.46%        9.89%        9.80%        8.00%        9.31%        7.30%

Principal amount of repossessions as a percent of
    average principal amount outstanding (5)               9.77%        9.93%        9.90%        8.08%        9.27%        7.29%
Net losses excluding benefits of VSI Policy (6) .      $  4,109     $  3,215     $  2,442     $  1,548     $  1,636     $  1,500
Net losses as a percent of average principal amount
    outstanding (5)                                        5.99%        5.53%        5.11%        3.96%        5.08%        5.52%
Net losses including benefits of VSI Policy (6) .      $  3,543     $  2,945     $  2,227     $  1,329     $  1,417     $  1,233
Net losses as a percent of average principal amount
    outstanding (5)(6)                                     5.16%        5.06%        4.66%        3.40%        4.40%        4.53%

-------------------------

(1)      Principal Amount Outstanding is the net remaining principal balance.

(2) For the three-month period ended December 31, 1996, average principle outstanding as of the beginning and the end of each month during the period. For prior periods, average of principle outstanding as of the beginning and the end of the period presented.

(3) For the quarters ended after December 31, 1995, the numbers and amounts of repossessions are net of reinstatements.

(4)      Remaining principal balance at time of repossession.

(5)      Annualized.

(6) Net Losses are net of recoveries and include remaining principal balance at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds (for disposed vehicles) or the NADA wholesale value (for vehicles repossessed but not sold). Net losses do not include repossessions that are less than 120 days delinquent and are not charged off.

         The data presented in the above tables are for illustrative purposes only. There is no assurance that ACC's delinquency, credit loss and repossession experience with respect to automobile, light duty truck, van and mini-van installment sale contracts in the future, or the experience of the Issuer with respect to the Receivables, will be similar to that set forth above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks, vans and mini-vans.

INSURANCE

         In addition to the physical damage insurance policies maintained by the borrowers naming Accent Financial Services or OFL-A as the loss payee, ACC maintains VSI Insurance on all automobile loans. This policy was put in place effective January 1, 1995 and covers the entire portfolio. This protects ACC's interest in the collateral against uninsured physical damage, filing errors and omissions.

         ACC maintains fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

                            DESCRIPTION OF THE NOTES

GENERAL

         The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus.

         The Notes will be offered for purchase in denominations of $100,000 and integral multiples of $1,000 in excess thereof, in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Description of the Securities -- Book-Entry Registration" in the Prospectus and Annex I to the Prospectus.

PAYMENTS OF INTEREST

         Interest on the principal amount of the Notes will accrue at the applicable Note Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing _________. Interest will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Note Interest Rate. Interest payments on the Notes will be made from the Note Distribution Amount (as defined herein) after payment of accrued and unpaid trustees' fees and other administrative fees of the Issuer and payment of the Servicing Fee. See "Description of the Trust Documents -- Distributions" herein.

PAYMENTS OF PRINCIPAL

         The "Principal Distributable Amount", with respect to any Distribution Date, will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method in the case of a Simple Interest Receivable and the actuarial method in the case of an Actuarial Method Receivable: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period (ii) the principal balance of each Receivable that became a Liquidated Receivable during the related Monthly Period (other than Purchased Receivables), (iii) the principal balance of each Receivable that was repurchased by the Issuer, the Servicer or the Seller as of the last day of such Monthly Period, (iv) the aggregate amount of any Cram Down Loss during such Monthly Period, and (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and (iv) above with respect to a prior Distribution Date. Principal payments on the Class A Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Issuer, payment of the Servicing Fee and after distribution of the Class A Noteholders' Interest Distributable Amount. See "Description of the Sale, Servicing and Collateral Management Agreement and the Trust Documents -- Distributions" herein.

         Principal payments will be made to the Class A Noteholders on each Distribution Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the calendar month (the "Monthly Period") preceding such Distribution Date. The Class A Noteholders' Principal Distributable Amount will equal the Class A Noteholders' Percentage of the Principal Distributable Amount. The Class A Noteholders' Principal Distributable Amount will also include, at the option of the Insurer, the Class A Noteholders' Percentage of the principal balance of each Receivable that was required to be, but was not repurchased by the Seller or the Issuer.

         The Class A Noteholders' Percentage will be 94% for each Distribution Date other than a Distribution Date after which the Class A Notes have been paid in full, or zero for any Distribution Date after the Distribution Date on which the Class A Notes are paid in full.

         Principal payments will be made to the Class B Noteholders on each Distribution Date in an amount equal to the Class B Noteholders' Principal Distributable Amount together with any other remaining Available Funds for the Monthly Period preceding such Distribution Date. The Class B Noteholders' Principal Distributable Amount will equal the Class B Noteholders' Percentage of the Principal Distributable Amount.

         Principal payments on the Class B Notes will be made from (i) the Distribution Amount after payment of accrued and unpaid trustee's fees and other administrative fees of the Issuer, payment of the Servicing Fee, distribution of the Noteholders' Interest Distributable Amount, payment of the Class A Noteholders' Principal Distributable Amount, payment and reimbursement to the Insurer of certain amounts owing to it under the Insurance Agreement and the funding of certain reserve funds established for the benefit of the Insurer and
(ii) amounts available to be withdrawn from the Class B Reserve Fund in excess of the Floor Amount. See "Description of the Trust Documents -- Distributions" herein.

         The Class B Noteholders' Percentage will be ___% for each Distribution Date other than a Distribution Date after which the Class A Notes have been paid in full or 100% for any Distribution Date after the Class A Notes are paid in full; provided, however, that the Class B Noteholders' Percentage will be zero percent when the principal balance of the Class B Notes has been reduced to zero.

         In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

MANDATORY REDEMPTION

         Each Class of Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of each Class of Notes to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Notes) of the remaining Pre-Funded Amount on such date (such Class's "Note Prepayment Amount"). Approximately $_________ already been originated and identified for transfer to the Issuer by the Seller.

OPTIONAL REDEMPTION

         The Class A Notes and the Class B Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables (with the consent of the Insurer, if a claim has previously been made under the Policy or if such purchase would result in a claim under the Policy or if such purchase would result in any amount owing to the Insurer remaining unpaid). The Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance. Such redemption will affect early retirement of the Notes of such Classes. The redemption price will be equal to the unpaid principal amount of the Notes of each such Class, plus accrued and unpaid interest thereon (the "Redemption Price").

EVENTS OF DEFAULT

         Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross-Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross-Defaults constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross-Defaults" consist of: (i) a demand for payment being made under the Policy; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; (iii) the

Issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer being less than the sum of the amounts described in clauses (a)-(e) under "Description of the Trust Documents -- Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Issuer and the Indenture Trustee by the Insurer.

         Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Trust Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Trust Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Class A Notes, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes. Following any Event of Default under the Indenture, the Insurer in its sole discretion may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon. See "The Policy" herein.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the terms of the Trust Agreement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificates and the Trust Agreement.

         Distributions of principal of, and interest on, the Certificates will be made by the Owner Trustee in accordance with the procedures set forth in the Trust Agreement directly to holders of Certificates in whose names the Certificates were registered at the close of business on the Certificate Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Owner Trustee or by wire transfer. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

         Certificates will be transferable and exchangeable at the offices of the Owner Trustee or a certificate registrar named in a notice delivered to holders of Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         Purchasers (including nominees of beneficial owners) of Certificates and their assignees must represent that the beneficial owners are individuals or entities that are U.S. persons (generally, citizens or residents of the U.S. and corporations or partnerships organized under U.S. law), and each must provide a certification of non-foreign status under penalties of perjury.

THE CERTIFICATES

         Distributions of Interest Income. Certificateholders will be entitled to distributions in an amount equal to the amount of interest that would accrue on the Certificate Balance at the Pass-Through Rate. [The Pass-Through Rate for any Payment Date means [___%] provided, however that on and after the _______________, 199__ Payment Date, if the aggregate amount of Realized Losses during the period from the Cut-off Date through the end of the fiscal month ending in _______________, 199__ is ar amount that is (x) _____% or less (but greater than _____%) of the Pool Balance as of the Cut-off Date the Pass-Through Rate (as determined in the clause preceding this proviso) for any Payment Date shall be increased by _____% per annum or (y) _____% or less of the Pool Balance as of the Cut-off Date, the Pass-Through Rate (as determined in the clause preceding this proviso) for any Payment Date shall be increased by _____% per annum. [In addition, Certificateholders will receive on each Payment Date, if on such Payment Date the amount on deposit in the Reserve Account, after giving effect to all withdrawals for payments on the Notes and the Certificates and all deposits required to be made on such Payment Date, exceeds the Specified Reserve Account Balance, an amount equal to such excess. Interest will be calculated on the basis on a year of 360 days, in each case for the actual number of days occurring in the period for which interest is payable. Such amounts will be distributable every [month] on each Payment Date commencing _______________, 199__. Interest for each Payment Date will accrue from and including "the Closing Date or from the most recent Payment Date but excluding the current Payment Date. Interest distributions due for any Payment Date but not distributed on such Payment Date will be due on the next Payment Date increased by an amount equal to interest on such amount at the Pass-Through Rate. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount and the funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein.

         Distributions of Principal Payments. Certificateholders will be entitled to distributions on each Payment Date in an amount generally equal to the Certificateholders' Percentage of (or, following the payment in full of the Notes, all of) the Principal Distribution Amount. Distributions with respect to principal payments will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount, and from funds, if any, in the Reserve Account remaining after the payment of the Noteholders' Distributable Amount and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Reserve Account" herein. Until the Payment Date following the latest to occur of (i) the Payment Date after the Payment Date on which the principal balance of the [A-1 Notes] is reduced to zero, (ii) the _______________, 199__ Payment Date and (iii) the Payment Date after the Payment Date on which the lesser of the full amount of the Maturity Draw or the amount of the Maturity Draw, if any, necessary to increase the amount on deposit in the Reserve Account to the Specified Reserve Account Balance is deposited into the Reserve Account, the Certificateholders' Percentage will be zero. Thereafter, the Certificateholders' Percentage will be _____%. However, if the amount on deposit in the Reserve Account is less than the lower of _____% of the initial Pool Balance and the sum of the aggregate outstanding principal amount of the Notes and the Certificate Balance on any Payment Date, then, with respect to each Payment Date thereafter, the Certificateholders will not receive any distributions of principal until the Notes have been paid in full.

         Optional Purchase. If the Servicer exercises its option to purchase the Receivables when the aggregate principal amount of the Receivables is less than _____% of the initial Pool Balance, the Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued interest at the Pass-Through Rate and the Certificates will be retired.

                                   THE INSURER

         The following information has been obtained from _________________ (the "Insurer") and has not been verified by the Seller, the Servicer or ___________. No representation or warranty is made by the Seller, the Servicer or _________ with respect thereto.


                                   THE POLICY

         Simultaneously with the issuance of the Securities, the Insurer will deliver the Policy to the Trust Collateral Agent as agent for the Indenture Trustee for the benefit of each Securityholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Trust Collateral Agent for the benefit of each Securityholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Securities and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

         "Scheduled Payments" means payments which are scheduled to be made on the Securities during the term of the Policy in accordance with the original terms of the Securities when issued and without regard to any subsequent amendment or modification of the Securities that has not been consented to by the Insurer, which "Scheduled Payments" are (i) the Securityholder's Interest Distributable Amount and (ii) the Securityholder's Principal Distributable Amount with respect to a Distribution Date; Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Securities in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Securityholder's Interest Distributable Amount due to Securityholder because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Securityholder's Interest Distributable Amount due to Securityholder representing interest on any Securityholder's Interest Carryover Shortfall, or (z) any Security Prepayment Amounts unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Securityholder.

         Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day (as defined below) following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Securities.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trust Collateral Agent of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Securityholder is required to return principal or interest paid on the Securities during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Securityholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Securityholder, in such form as is reasonably required by the Insurer and provided to the Securityholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Securityholder relating to or arising under the Securities against the Issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by the Insurer from the Trust Collateral Agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Collateral Agent or any Securityholder directly (unless a

Securityholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Collateral Agent for distribution to such Securityholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.

         The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Collateral Agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Trust Collateral Agent, and the Trust Collateral Agent may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Wilmington, Delaware, the City of New York or Minneapolis, Minnesota or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

         The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Trust Collateral Agent as provided in the related Policy whether or not such funds are properly applied by the Trust Collateral Agent.

         The Insurer shall be subrogated to the rights of each Securityholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Securities. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.


                       DESCRIPTION OF THE TRUST DOCUMENTS

         The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements"), the Sale and Servicing Agreement, any Subsequent Transfer Agreement, the Indenture and the Trust Agreement (together, the "Trust Documents"). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Documents set forth in the Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES.

         On or prior to the Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date, the Seller will enter into a Sale, Servicing and Collateral Management Agreement with the Issuer pursuant to which the Seller will, on or prior to such Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date, sell and assign to the Issuer, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Sale, Servicing and Collateral Management Agreement, the Seller will agree that, upon the occurrence of a breach of a representation or warranty under the Trust Documents with respect to any of the Receivables, the Issuer and certain other parties will be entitled to require the Seller to repurchase such Receivables from the Issuer. Such rights of the Issuer under the Sale, Servicing and Collateral Management Agreement will constitute part of the property of the Issuer and may be enforced directly by the Owner Trustee and the Insurer. In addition, the Issuer will pledge such rights to the Indenture Trustee as collateral for the Securities, and such rights may be enforced directly by the Indenture Trustee.

         Each Receivable transferred by the Seller to the Issuer will be identified in a schedule appearing as an exhibit to the Trust Documents (the "Schedule of Receivables").

ACCOUNTS

         Each Obligor will be instructed to make payments with respect to the Receivables after the Cutoff Date directly to one or more post office boxes or other mailing locations (each, a "Lockbox") maintained by the Lockbox Bank, and a segregated account will be established and maintained with a bank or banks acceptable to the Insurer, in the name of the Indenture Trustee for the benefit of the Securityholders, into which all payments made from Obligors to a Lockbox on or with respect to the Receivables must be deposited within one business day of receipt (the "Lockbox Account"). The Issuer will also establish and maintain with the Indenture Trustee one or more accounts (the "Collection Account"), in the name of the Indenture Trustee on behalf of the Securityholders and the Insurer, into which all amounts previously deposited in the Lockbox Account in respect of the Receivables will be transferred within two business days of deposit in the Lockbox Account. The Collection Account will be maintained with the Indenture Trustee so long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee or its corporate parent no longer have such acceptable rating, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause such Accounts to be moved within 30 days to a bank whose deposits have such rating.

         The Trust Collateral Agent will also establish and maintain an account, in its own name for the benefit of the Indenture Trustee, on behalf of the Class A Noteholders and the Insurer in which amounts released from the Collection Account for distribution to Class A Noteholders will be deposited and from which all distributions to Class A Noteholders will be made (the "Class A Note Distribution Account"). The Trust Collateral Agent will also establish and maintain an account, in its own name for the benefit of the Indenture Trustee, on behalf of the Class B Noteholders in which amounts released from the Collection Account for distribution to Class B Noteholders will be deposited and from which all distributions to Class B Noteholders will be made (the "Class B Note Distribution Account"). The Trust Collateral Agent will also establish and maintain an account, on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to the Issuer will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account").

         On the Closing Date, a cash amount funded from the proceeds of the sale of the Notes equal to approximately $_________ (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Trust Collateral Agent and used solely to pay the Seller the Purchase Price for Subsequent Receivables. The "Funding Period" is the period from the Closing Date until the earliest of(i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default under the Indenture or a Servicer Termination Event occurs under the Sale, Servicing and Collateral Management Agreement, or
(iii) the Distribution Date in _________. The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale, Servicing and Collateral Management Agreement, is referred to herein as the "Pre-Funded Amount." Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables.

         The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the end of the Funding Period, although no assurance can be given in this regard. Approximately $_________ of the Subsequent Receivables have already been originated and identified for transfer to the Issuer by the Seller. There can be no assurance that the Insurer will consent to the transfer of Subsequent Receivables during the Pre-Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described herein. The "Mandatory Redemption Date" is the earlier of (i) the Distribution Date in _________ or (ii) if the last day of the

Funding Period occurs on or prior to the Determination Date (as defined herein) occurring in _________, the Distribution Date relating to such Determination Date.

         On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Trust Collateral Agent. The amount, if any deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in _________ to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates on the portion of the Notes having a principal balance in excess of the principal balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Issuer on such date. See "Description of the Trust Documents -- Accounts."

         All such Accounts shall be Eligible Deposit Accounts (as defined in the Indenture) acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

SERVICING COMPENSATION AND INDENTURE TRUSTEES' FEES

         Each month the Servicer will receive a fee for servicing the Receivables (the "Servicer Fee") equal to (a) the product of one-twelfth of 3.00% (the "Servicing Fee Rate") and the Pool Balance outstanding at the beginning of the calendar month immediately preceding such Distribution Date (the "Servicing Fee") plus (b) a supplemental servicing fee (the "Supplemental Servicing Fee") equal to (i) any late fees, prepayment fees, liquidation fees and other administrative fees and expenses collected during such month, plus
(ii) the net realized earnings on all investments of funds deposited in the Collection Account during such month. So long as ACC is the Servicer, a portion of the Servicing Fee will be payable to the Backup Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs related to disposition of defaulted accounts, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Issuer and the Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables and for payment of the fees of the Backup Servicer.

          On each Distribution Date, the Indenture Trustee is entitled to receive a fee for its services as Indenture Trustee and Trust Collateral Agent during the prior Monthly Period in an amount agreed upon by the Indenture Trustee and the Servicer. On each Distribution Date, the Owner Trustee is entitled to receive a fee for its services as Owner Trustee during the prior Monthly Period in an amount agreed upon by the Owner Trustee and the Servicer.

CERTAIN ALLOCATIONS

         On each Determination Date, the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer, all with respect to the preceding Monthly Period.

         On each Determination Date the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Trust Collateral Agent, the Insurer and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, for such Distribution Date. Such Deficiency Notice will direct the Trust Collateral Agent to remit such Deficiency Claim Amount from amounts on deposit in certain collateral accounts maintained for the benefit of the Insurer for deposit in the Collection Account.

DISTRIBUTIONS

         On each Distribution Date, the Servicer is required to instruct the Indenture Trustee to make the following distributions in the following order of priority:

         1. From the Distribution Amount, to the Servicer, the Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for such month and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount or to the extent not retained by the Servicer.

         2. From the remaining Distribution Amount, to any Lockbox Bank or other relevant local bank, the Indenture Trustee, Custodian, Backup Servicer, Trust Collateral Agent and the Owner Trustee (including the Indenture Trustee if acting in any such additional capacity), any accrued and unpaid trustees' fees and any accrued and unpaid fees (in each case, to the extent such fees have not been previously paid by the Servicer).

         3. From the remaining Distribution Amount plus the related portion of any Policy Claim Amount, if any, to the Class A Note Distribution Account, the Class A Noteholders' Interest Distributable Amount.

         4. From the remaining Distribution Amount plus the related portion of any Policy Claim Amount, if any, to the Class A Note Distribution Account, the Class A Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes -- Payments of Principal."

         5. From the remaining Distribution Amount, to the Insurer, the Premium Amount then due it and any amounts owing under the Insurance Agreement.

         6. From the Available Funds plus amounts available to be withdrawn from the Class B Reserve Fund, to the Class B Note Distribution Account, the Class B Noteholders' Interest Distributable Amount.

         7. From Available Funds to the Trust Collateral Agent for deposit in accordance with the terms of the Spread Account Agreement to fund certain reserve accounts maintained for the benefit of the Insurer, until such reserve accounts are funded at their required level.

         8. From Available Funds, plus amounts available to be withdrawn from the Class B Reserve Fund in excess of the Floor Amount, to the Class B Note Distribution Account, the Class B Noteholders' Principal Distributable Amount.

         9. From Available Funds, together with any amounts released from the Class B Reserve Fund or the Spread Account, all remaining funds to the Class B Noteholders to reduce the principal balance of the Class B Notes until the principal balance of the Class B Notes is reduced to zero.

         10. From Available Funds, to the Certificate Distribution Account, or as otherwise specified in the Trust Documents, any remaining funds.

         11.      From the Certificate Distribution Account to the
                  Certificateholders.

         In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required pursuant to clauses (a) through (e) above on such Distribution Date, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Class A Note Distribution Account for payment to Class A Noteholders on the related Distribution Date.

STATEMENTS TO SECURITYHOLDERS

         On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Securityholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents.

         Each amount set forth pursuant to subclauses (i) through (vi) with respect to Securities will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes, as applicable.

         Unless and until Definitive Notes or Definitive Notes are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC.

         Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder or Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder or Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as ACC deems necessary to enable such Noteholder or Certificateholder to prepare its tax returns.

SPREAD ACCOUNT

         On the Closing Date, the Spread Account will be established with ___________________, as Trust Collateral Agent for the benefit of the Indenture Trustee on behalf of the Securityholders, and the Insurer pursuant to a certain Spread Account Agreement Supplement dated as of the Closing Date (the "Spread Account Agreement"). The Spread Account will not be subject to the lien created by the Indenture. On each Distribution Date, the Trust Collateral Agent will be required to deposit additional amounts into the Spread Account from payments on the Receivables as described under "Description of the Notes -Distributions" above. Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any Deficiency Claim Amount otherwise required to be made on a Distribution Date. The aggregate amount required to be on deposit at any time in the Spread Account (the "Specified Spread Account Requirement") will be determined in accordance with the Insurance Agreement and the Spread Account Agreement. The Specified Spread Account Requirement may increase or decrease over time as a result of floors, caps and triggers set forth in the Insurance Agreement or the Spread Account Agreement, even if no withdrawals are made from the Spread Account. Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date will be distributed as additional payments in reduction of the principal balance of the Class B Notes and after such principal balance has been reduced to zero will be released to the Issuer. Amounts on deposit or to be deposited in the Spread Account may be distributed to persons other than the Insurer or the Noteholders without the consent of the Noteholders.

         Amounts held from time to time in the Spread Account will continue to be held for the benefit of holders of the Class A Notes and the Insurer. Funds in the Spread Account will be invested in Eligible Investments.

         In addition, the Issuer, the Insurer and the Trust Collateral Agent may amend the Spread Account Agreement (and any provisions in the Insurance Agreement relating to the Spread Account) in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Noteholders) without the consent of, or notice to, the Indenture Trustee, the Owner Trustee or the Noteholders. The Trust Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Trust Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Insurer will be obligated on each Distribution Date to fund for the benefit of the Class A Noteholders the full amount of each Scheduled Payment otherwise required to be made on such Distribution Date in accordance with the terms of the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne by such Class A Noteholders.

         The amount required to be on deposit in the Spread Account may increase or decrease without Noteholder consent and there can be no assurance that the amounts on deposit in the Spread Account will reach the Specified Spread Account Requirement since the existence of the Spread Account and any other term or provision in the Spread Account Agreement regarding the Spread Account may be amended by the Insurer without Noteholder consent. Consequently, the Class A Noteholders should not rely on amounts on deposit in or to be deposited to the Spread Account in evaluating the likelihood of receiving repayment of the Notes. Since amounts will be deposited to the Spread Account from Available Funds prior and releases of amounts from the Spread Account will be distributed as principal in addition to distributions of Class B Noteholders' Principal Distributable Amount, modifications of the Specified Spread Account Requirement may cause unexpected interruption or acceleration of payments of principal on the Class B Notes.

SERVICER TERMINATION EVENT

         "Servicer Termination Event" under the Sale, Servicing and Collateral Management Agreement will consist of the occurrence and continuance of any of the following: (i) any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to the Noteholders any required payment, which failure continues unremedied for two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or (unless a Insurer Default shall be continuing) the Insurer or after discovery of such failure by a responsible officer of the Servicer, or any failure to deliver the Servicer's Certificate (as defined in the Sale, Servicing and Collateral Management Agreement) by the fifth Business Day prior to the Distribution Date, and which shall comply with the requirements therefor; (ii) any failure by the Servicer duly to observe or perform in any material respect certain of its covenants and agreements under the Sale, Servicing and Collateral Management Agreement; (iii) failure to satisfy certain other material covenants and agreements set forth in the Sale, Servicing and Collateral Management Agreement which failure continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer by the Insurer, the Trust Collateral Agent or the Issuer, or (2) if a Insurer Default has occurred and is continuing, to the Servicer by any holder of a Note or a Certificate; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the Issuer and certain actions by the Servicer, or, so long as ACC is Servicer, of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (v) the material breach of certain of the Servicer's representations or warranties and the Servicer's failure to cure within 30 days after notice thereof; (vi) so long as a Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice; (vii) so long as a Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or an event of default under any other Insurance and Indemnity Agreement relating to any series of securities shall have occurred; or (viii) a claim is made under the Policy.

         "Insurer Default" shall mean the occurrence and continuance of any of the following events:

                  (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

                  (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a Servicer Termination Event under the Sale, Servicing and Collateral Management Agreement remains unremedied, (x) provided no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion or (y) if a Insurer Default shall have occurred and be continuing, then the Trust Collateral Agent or a Security Majority, may terminate all the rights and obligations of the Servicer under such Agreement, whereupon (i) if ACC is terminated under the Agreement, the Backup Servicer, or such other successor servicer as shall have been appointed by the Insurer (so long as no Insurer Default shall have occurred and be continuing) will succeed to all the responsibilities, duties, and liabilities of the Servicer under such Agreement or (ii) if a Servicer other than ACC is terminated under the Agreement, a successor servicer will be appointed by the Insurer (or, if a Insurer Default shall have occurred and be continuing, by the Trust Collateral Agent). Any such successor Servicer will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Sale, Servicing and Collateral Management Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the servicer.

WAIVER OF PAST DEFAULTS

         The Insurer may, on behalf of the Issuer and all holders of the Notes, waive any default by the Servicer in the performance of its obligations under the Sale, Servicing and Collateral Management Agreement and its consequences. No such waiver will impair the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

         The Sale, Servicing and Collateral Management Agreement may be amended by the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld) and with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Noteholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Noteholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. The Seller, the Servicer and the Owner Trustee may also amend the Sale, Servicing and Collateral Management Agreement with the prior written consent of the Insurer, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such Agreement or affecting the rights of the Noteholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Owner Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale, Servicing and Collateral Management Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee and Insurer, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Indenture Trustee's interest in the Receivables.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                  The following general discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the Prospectus, describes certain federal income tax consequences to the original purchasers of the Notes and the Certificates of the purchase, ownership and disposition of the Securities. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Securities or to particular categories of investors, some of which may be subject to special rules.

                  The discussion that follows, and the opinions set forth below of Dewey Ballantine, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinions of Tax Counsel are not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

TAX CLASSIFICATION OF THE TRUST

         Tax Counsel will advise the Trust that, based upon the terms of the Trust Agreement and related documents and transactions as described in the Prospectus and herein (and assuming ongoing compliance with such agreement and documents), the Trust will not be classified as an association (or as a publicly traded partnership) taxable as a corporation for federal income tax purposes. This advice is based upon conclusions by Tax Counsel that (1) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation, and (2) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         [Prospective investors should be aware, however, that the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not entirely clear because there is no authority on transactions closely comparable to that contemplated herein.] If, contrary to the opinion of Tax Counsel, the IRS successfully argued that the Trust should be classified (and thus taxable) as a corporation, the Trust, including the income from the Receivables (reduced by deductions, including interest expense on the Notes if the Notes were treated as debt of the Trust and not otherwise recharacterized), would be subject to federal income tax at corporate rates. Such a tax could substantially reduce the amounts available to make payments on the Notes and distributions on the Certificates (and holders of Certificates could be liable for any such tax that is unpaid by the Trust).

TAX CONSIDERATION FOR NOTES

                  CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS. In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the proper treatment of the Notes is as indebtedness for federal income tax purposes.

                  Except as described below, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. It is not anticipated that the Notes will be issued with original issue discount. See "Federal Income Tax Consequences -- Treatment of the Notes as Indebtedness -- Interest Income on the Notes" in the Prospectus.

                  ALTERNATIVE CHARACTERIZATIONS OF THE NOTES. Although it is the opinion of Tax Counsel that the Notes are properly characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Receivables, all income on such Receivables would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

                  If, alternatively, the Notes were treated as an equity interest in the Trust, the Trust would be treated as a partnership for federal income tax purposes. As a partnership, the Trust will not be subject to federal income tax unless treated as a publicly traded partnership taxable as a corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision and, therefore, is subject to interpretation, the Trust, if treated as a partnership, will not be treated as a publicly traded partnership taxable as a corporation. This opinion is based on Tax Counsel's conclusion that the nature of the income of the Trust exempts it from the rules that certain publicly traded partnerships are taxable as corporations.

TAX CONSIDERATIONS FOR CERTIFICATEHOLDERS

         Partnership Treatment of the Trust. ACC and the Servicer will express their intent in the Trust Agreement and related documents and will agree, and the other Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other taxes measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes representing indebtedness of the partnership. The Certificateholders will further agree in such documents to take no action inconsistent with the treatment of Certificates for such purposes as partnership interests in the Trust.

         [In view of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership with the Sponsor.] For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered for tax purposes as debt of the Sponsor or of the Trust. It is also possible that the Trust might be treated for tax purposes as holding debt of the Sponsor rather than the Receivables. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, as described below, although there could be some timing differences for income inclusion by Certificateholders. Accordingly, the following discussion assumes that the Certificates represent equity interests in a partnership that owns the Receivables for federal income tax purposes.

         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's distributive share of income, gains, losses, deductions and credits of the Trust and to report such items on his personal income tax return for the taxable year with or within which ends the Trust's taxable year. (As explained below, the Trust's taxable year ends _________________.) The income of the Trust will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, original issue discount, and premium) and any income or gain upon collection or disposition of Receivables. The expenses of the Trust will consist primarily of interest accruing on the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each fiscal month equal to the sum of (i) the Certificateholders' [Monthly] Interest Distributable Amount for the Payment Date following such fiscal month; (ii) an amount equivalent to interest that accrues on amounts previously due on Certificates but not yet distributed; and (iii) subject to the discussion below on discount and premium, any Trust income attributable to discount (of less any offset attributable to allowable premium) on the Receivables that corresponds to any difference of the principal amount of the Certificates and their initial issue price. All remaining taxable income of the Trust will be allocated to the Sponsor. [Based upon the economic arrangement of the parties this approach for allocating Trust income should be permissible, but because of the absence of authority directly on point, no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders.] Moreover, even under the foregoing method of allocation, holders of Certificates may be allocated income equal to the entire Pass-Through Rate plus the other Items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if such holders have not received cash from the Trust to pay such taxes. In addition, under such allocation a Certificateholders' taxable income could exceed the amount of net income allocated to him because of limitations on deductions for expenses or losses of the Trust allocated to such holder. Alternatively, it is possible that the IRS would treat Certificateholders as receiving guaranteed payments from the Trust, in which case the payments on Certificates would be treated as ordinary income but not as interest income. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust. Under the Trust Agreement, the Sponsor is authorized to adjust the allocations described above if necessary to reflect the economic income, gain or loss to the Certificateholders (including the Sponsor) or as otherwise required by the Code.

         All of the taxable income allocated for taxable years of the Trust beginning on or before December 31, 1994 to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code. For Trust taxable years beginning after December 31, 1994, a portion of the taxable income allocated to such a Certificateholder will be treated as income from "debt financed property", which generally will be taxable as unrelated business taxable income.

         An individual taxpayer's share of expenses of the Trust (including fees for the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part because of the two percent limitation on miscellaneous itemized deductions and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

         The Trust intends to make all tax calculations relating to Trust income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is not expected that there will be any significant adverse tax effect on Certificateholders.

         Discount and Premium. As a result of their interest rate and payment features, it is likely that state interest on some of the Receivables would be treated as original issue discount under the [Proposed OID Regulations] that is includible in income by holders as such discount accrues. Since the Trust will elect the accrual method of tax accounting, it is not expected that such treatment would, as a general rule, have any materially adverse tax effect on holders of Certificates. Certificateholders should be aware, however, that interest accruing on some Receivables for a payment period could exceed payments due thereunder for such period, in which case the likelihood might increase that holders of Certificates would recognize Trust income prior to the receipt of cash from the Trust that is attributable to such income.

         The cost of acquisition by the Trust for the Receivables (exclusive of amounts paid for accrued interest thereon) may be greater or less than the remaining principal balance of the Receivables at the time of acquisition. If so, the Receivables will have been acquired at a premium or discount, as the case may be, exclusive of Receivables treated as contributed by the Sponsor as a partner to the Trust (as indicated above, the Trust will make this calculation of discount or premium on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis.)

         If the Trust acquires the Receivables at a premium or at a market discount, the Trust will elect to include such discount in income as it accrues over the life of the Receivables or (to the extent allowable) may offset such premium against interest income or original issue discount on the Receivables. If the aggregate initial principal amount of Certificates differs from their aggregate issue price, market discount income or allowable premium deductions attributable to such difference will be allocated to Certificateholders. Because some Receivables have indefinite maturities, the method and timing for including market discount or offsetting premium against income thereon is not clear under present law and the offset for premium might be deferred until maturity; one reasonable approach, however, would be on the basis of principal payments when made.

         Constructive Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, there will be a closing of the partnership's taxable year for all partners and the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. (Furthermore, the Trust might not be able to comply due to lack of data.) Moreover, if the tax year of the Trust is not a calendar year the closing of a tax year of the Trust may cause a Certificateholder reporting on a calendar year to report more than 12 months' taxable income of the Trust.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate generally will equal his cost increased by his share of Trust income (includible in his income) and decreased by any distributions received with respect to such Certificate. In addition, both tax basis in a Certificate and the amount realized on a sale of such Certificate would include the holder's share of the outstanding balance of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount, if any, on the Receivables would generally be treated as ordinary income to the holder and might give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues if the Receivables are acquired at a market discount.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess generally will give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined each fiscal month and the tax items for a particular fiscal month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the corresponding calendar month, which is the Certificate Record Date for the next Payment Date. As a result of this monthly allocation, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transfer.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Sponsor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         No Section 754 Election. In the event that a Certificateholder sells its Certificates at a gain (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than that of the selling Certificateholder. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Owner Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Code Section 706 requires that a partnership adopt the taxable year of its majority interest partners, or, if none, its principal partners, and the Sponsor has a taxable year that ends ___________________. Accordingly, such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal and taxable year of the Trust will be the 12-month period ending _____________ (or, in the case of _______________, 199__, the period from the Closing Date to _______________,
199__). The Owner Trustee will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the Trust and will report to holders and the IRS each Certificateholder s allocable share of items of Trust income and expense on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Code Section 6031, any person that holds Certificates as a nominee at any time during the Trust taxable year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. The information referred to below or any taxable year must be furnished to the Trust on or before the last day of the first month following the close of the Trust's taxable year, i.e., _________________. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds an interest in a partnership as a nominee is not required to furnish any such information statement to the Trust. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

         The Sponsor, as the tax matters partner, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years since the later of the filing or the last date for filing of the partnership information return. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Foreign Persons. Ownership of Certificates by nonresident aliens and foreign corporations and other foreign persons raises tax issues unique to such persons, may have substantially adverse tax consequences to them, and will subject the Trust to U.S. tax withholding and reporting requirements. For this reason, purchasers (including nominees of beneficial owners) of Certificates and their assignees must represent that the beneficial owners of Certificates are individuals or entities that are U.S. persons (generally, citizens or residents of the U.S. and corporations or partnerships organized under U.S. law), and each purchaser must provide a certification of non-foreign status signed under penalties of perjury.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% (proposed to be increased to 36%) if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         [Proposed Tax Legislation. Legislation pending before Congress would apply special rules to "large partnerships", generally defined as partnerships with at least 250 partners during a taxable year (counting towards such total each owner during the year of a partnership interest that is transferred during the year). Under the legislation, certain computations are made at the partnership level rather than the partner level. In particular, taxable income is calculated at the partnership level, and is calculated generally in the same manner as for an individual, except that 70% of miscellaneous itemized deductions (such as expenses for the production of nonbusiness income) are disallowed. As a result, all partners (including corporations) might have a portion of their share of partnership deductions (other than interest expense) disallowed. Moreover, large partnerships would become subject to new audit procedures; among other things, an adjustment to taxable income of the partnership for a prior year would flow through to current partners in the year the audit was settled, and the partnership itself (rather than the partners) would be subject to any applicable interest or penalties. As proposed, these rules would apply to partnership taxable years ending on or after December 31, 1993.

         The proposed tax legislation dealing with large partnerships discussed above was not adopted in the Revenue Reconciliation Act of 1993, which was enacted into law in August 1993. No prediction can be made whether that proposal or similar legislation might be enacted in the future, or the ultimate effective date of such legislation or whether the number of Certificateholders would cause the Trust to be considered a "large partnership".]

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO ANY INDIVIDUAL INVESTOR, DEPENDING UPON A NOTEHOLDER'S OR A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES AND THE CERTIFICATES, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                       STATE AND LOCAL TAX CONSIDERATIONS

         Potential Securityholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Securities. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Securityholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.


                              ERISA CONSIDERATIONS

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

THE NOTES

         In addition to the matters described below, purchasers of Class A Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Class A Notes.

         Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Class A Notes are treated as an equity interest for such purposes, the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if certain parties to the transaction are or become, or any of their respective affiliates is or becomes, a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Class A Notes, or to whom the Class A Notes are transferred, will be required to represent that the acquisition and continued holding of the Class A Notes will be covered by a Department of Labor class exemption.

         Employee plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(53) of ERISA are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

         Any Benefit Plan fiduciary considering the purchase of a Class A Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

THE CERTIFICATES

         The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

                                     RATINGS

         As a condition to the issuance of the Securities, the [A-1 Notes] must be rated at least "__" by the Rating Agency, the [A-2 Notes] must be rated at least "____" by the Rating Agency and the Certificates must be rated at least "____" by the Rating Agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The rating of ________________________ assigned to the Notes and Certificates addresses the likelihood of the receipt by [A-1] Noteholders, [A-2] Noteholders and Certificateholders of all distributions to which such [A-1] Noteholders, [A-2] Noteholders and Certificateholders are entitled. The ratings assigned to the [A-1 Notes], [A-2 Notes] and Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that [A-1] Noteholders, [A-2] Noteholders or Certificateholders might suffer a lower than anticipated yield. The ratings of the Securities are also based on the rating of the security insurer. Upon a security insurer default, the rating on the Securities may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Securities were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the security insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating will have an adverse effect on the liquidity and market price of the Securities.

                                  UNDERWRITING

         Subject to the terms and conditions contained in the Underwriting Agreement, the Seller has agreed to cause the Trust to sell the Notes to _________ (the "Underwriter"), and the Underwriter has agreed to purchase the Notes.

         The Underwriting Agreement provides that the obligations of the Underwriter is subject to certain conditions precedent and that the Underwriter will be obligated to purchase all the Notes, if any are purchased.

         Distribution of the Notes may be made by the Underwriter from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Notes, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

         If the Underwriter creates a short position in the Notes in connection with the offering, i.e., if the Underwriter sells more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Seller nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Notes. In addition, neither the Seller not the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Notes are a new issue of securities with no established trading market. The Underwriter has advised the Seller that it intends to act as market makers for the Notes. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

         The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

         Subject to the terms and conditions set forth in a certificate underwriting agreement the "Certificate Underwriting Agreement"), ACC has agreed to cause the Trust to sell to ___________________________ (the "Certificate Underwriter(s)"; and, together with the Note Underwriter(s), the "Underwriter(s)"), and the Certificate Underwriter(s) [has][have] agreed to purchase, Certificates in an aggregate principal amount of $____________________. The Sponsor will purchase Certificates in an aggregate principal amount of $____________________ from the Certificate Underwriters and will purchase Certificates in an aggregate principal amount of $_______________ from the Trust.

         ACC has been advised by the Certificate Underwriter(s) that they propose initially to offer the Certificates to the public at the prices set forth on the cover hereof, and to certain dealers at such price less the initial concession not in excess of ____% per Certificate. The Certificate Underwriter(s) may allow and such dealers may reallow a concession not in excess of ____% per Certificate to certain other dealers. After the initial public offering of the Certificates, the public offering price and such concessions may be changed.

         The Certificate Underwriting Agreement provides that the Sponsor and the Originator will indemnify the Certificate Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Certificate Underwriter(s) may be required to make in respect thereof. The Commission is of the opinion that indemnification for securities law violations is contrary to the public policy expressed in the federal securities laws, and, consequently, that such indemnification provisions are unenforceable.

         The Indenture Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Certificate Underwriter(s).

         The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

         The Seller has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. The Commission is of the opinion that indemnification for any securities law violation is contrary to the public policy expressed in the federal securities laws, and consequently, that such indemnification provisions are unenforceable.

         The Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the Issue of the Notes to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.


                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

         The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Seller prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

REPRESENTATIONS OF PURCHASERS

         Each purchaser of a Note in Canada who receives a purchase confirmation will be deemed to represent to the Seller and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Note without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

NOTICE TO BRITISH COLUMBIA RESIDENTS

         A purchaser of a Note to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR # 88/5, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of the Notes acquired on the same date and under the same prospectus exemption.


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
                                 LEGAL OPINIONS

         Certain legal matters relating to the Notes will be passed upon for ACC, the Servicer and _________ by Dewey Ballantine, New York, New York. Certain bankruptcy, federal income tax and other matters will be passed upon for ACC and the Servicer by Dewey Ballantine. Certain legal matters under Minnesota law relating to the Notes will be passed upon for the Issuer by Faegre & Benson. Certain legal matters under Texas law relating to the Notes will be passed upon for ACC and the Servicer by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Certain legal matters under Florida law relating to the Notes will be passed upon for ACC and the Servicer by Foley & Lardner. Certain legal matters under California law relating to the Notes will be passed upon for ACC and the Servicer by Dewey Ballantine.

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
                                    GLOSSARY

         For the purposes hereof, the following terms shall have the following meanings:

                  "Aggregate Principal Balance" means, with respect to any Determination Date, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Monthly Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Monthly Period) as of the Determination Date.

                  "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "Available Funds" means, with respect to any Determination Date, the sum of (i) the Collected Funds for such Determination Date, plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, plus income on investments held in the Collection Account, plus
(iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date.

                  "Class A Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Principal Distributable Amount and the Class A Noteholders' Interest Distributable Amount.

                  "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and the Class A Notes, the excess of the Class A Noteholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class A Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class A Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class A Notes from such preceding Distribution Date to but excluding the current Distribution Date.

                  "Class A Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for the Class A Notes for such Distribution Date and the Class A Noteholders' Interest Carryover Shortfall for Class A Notes for such Distribution Date.

                  "Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and Class A Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Class A Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and twelve 30-day months.

                  "Class A Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class A Noteholders' Percentage of the Principal Distributable Amount.

                  "Class A Noteholders' Percentage" means (i) for each Distribution Date other than a Distribution Date on which the Class A Notes are paid in full, 94%, or (ii) for any Distribution Date after the Distribution Date on which the Class A Notes are paid in full, zero.

                  "Class A Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Class A Note Distribution Account on such Distribution Date.

                  "Class A Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date), the sum of the Class A Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Class A Noteholders' Principal Carryover Shortfall as of the close of the preceding


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
Distribution Date. The Class A Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for the Class A Notes will equal the outstanding principal amount, if any, of such Class A Notes.

                  "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by the Insurer, at its sole option, other than pursuant to the Policy for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Policy.

                  "Class B Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Class B Noteholders' Interest Distributable Amount.

                  "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date and the Class B Notes, the excess of the Class B Noteholders' Interest Distributable Amount for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Class B Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Class B Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Class B Notes from such preceding Distribution Date to but excluding the current Distribution Date.

                  "Class B Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for the Class B Notes for such Distribution Date and the Class B Noteholders' Interest Carryover Shortfall for Class B Notes for such Distribution Date.

                  "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date and Class B Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Class B Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and twelve 30-day months.

                  "Class B Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Class B Noteholders' Percentage of the Principal Distributable Amount.

                  "Class B Noteholders' Percentage" means (i) for each Distribution Date other than a Distribution Date on which the Class A Notes have been paid in full, 6% or (ii) for any Distribution Date after the Class A Notes are paid in full, 100 %; provided, however, that the Class B Noteholders' Percentage will be zero percent when the principal balance of the Class B Notes has been reduced to zero.

                  "Class B Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Class B Note Distribution Account on such Distribution Date.

                  "Class B Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class B Notes), the sum of the Class B Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Class B Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Class B Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for the Class B Notes will equal the outstanding principal amount, if any, of such Class B Notes.

                  "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

                  "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal


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
balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  "Deficiency Claim Amount" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses (a) through (e) under "Description of Notes - Distributions" over the amount of Available Funds.

                  "Deficiency Notice" means a written notice delivered by the Indenture Trustee to the Insurer, the fiscal agent, if necessary, and the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date.

                  "Determination Date" means, with respect to any Collection Period, the 5th Business Day prior to the related Distribution Date.

                  "Distribution Amount" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus (ii) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date.

                  "Floor Amount" means with respect to the Class B Reserve Fund and any Distribution Date, an amount equal to the product of the Interest Rate for the Class B Notes and the principal balance of the Class B Notes as of such Distribution Date.

                  "Liquidated Receivable" means, with respect to any Monthly Period, a Receivable as to which (i) 60 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) ninety percent or more of a scheduled payment shall have become 120 or more days delinquent, or in the case of an Obligor who is subject to bankruptcy proceedings, 210 or more days delinquent or (iv) the Financed Vehicle has been sold and the proceeds received. Any Receivable that becomes a Purchased Receivable on or before the related Business Day immediately preceding the related Determination Date shall not be a Liquidated Receivable.

                  "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from certain collateral accounts and drawings under the Policy) net of the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that Net Liquidation Proceeds with respect to any Receivables shall in no event be less than zero.

                  "Policy Claim Amount" means, with respect to any Determination Date on which the Indenture Trustee has delivered a Deficiency Notice, the shortfall of (y) the Distribution Amount with respect to the related Distribution Date (after giving effect to the amounts payable on such Distribution Date pursuant to clauses (a) and (b) under "Distributions") over
(2) the amount necessary to pay the Scheduled Payments on the Class A Notes with respect to such Distribution Date.

                  "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

                  "Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method in the case of a Simple Interest Receivable and the actuarial method in the case of an Actuarial Method Receivable: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period


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
(ii) the principal balance of each Receivable that became a Liquidated Receivable during the related Monthly Period (other than Purchased Receivables),
(iii) the principal balance of each Receivable that was repurchased by the Issuer, the Servicer or the Seller as of the last day of such Monthly Period,
(iv) the aggregate amount of any Cram Down Loss during such Monthly Period, and
(v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and
(iv) above with respect to a prior Distribution Date. Principal payments on the Class A Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Issuer, payment of the Servicing Fee and after distribution of the Class A Noteholders' Interest Distributable Amount. See "Description of the Sale, Servicing and Collateral Management Agreement and the Trust Documents -- Distributions" herein.

                  "Purchase Amount" means, with respect to a Receivable, the principal balance and all accrued and unpaid interest on the Receivable as of the date of purchase.

                  "Purchased Receivable" means, a Receivable purchased as of the close of business on the last day of the related Monthly Period by the Servicer or by the Seller pursuant to the repurchase obligations of the Sale, Servicing and Collateral Management Agreement.


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